UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Bancorp, Inc.

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The Bancorp, Inc.

409 Silverside Road

Wilmington, DE 19809

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2020

To the Stockholders of THE BANCORP, INC.:

Notice is hereby given that the 2020 annual meeting (the "Meeting") of stockholders of THE BANCORP, INC., a Delaware corporation (the "Company"), will be held at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 on Thursday, May 14, 2020 at 10:00 A.M., Delaware time, for the following purposes:

1.	To elect the thirteen directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders.
2.	To approve, in an advisory (non-binding) vote, the Company's compensation program for its named executive officers.
3.	To approve The Bancorp, Inc. 2020 Equity Incentive Plan.
4.	To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020.
5.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on March 23, 2020 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of the Company at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors Paul Frenkiel Secretary
Wilmington, Delaware April 10, 2020
We intend to hold our annual meeting in person. However, we are actively monitoring the public health and travel concerns of our stockholders, directors and employees in light of COVID-19 (Coronavirus), as well as the related protocols that federal, state and local governments may impose. As part of our precautions, we are considering the possibility of changing the location of the annual meeting and/or holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the annual meeting as promptly as practicable.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on May 14, 2020:

The proxy statement and the Company's Annual Report for the year ended December 31, 2019 are available at http://investors.thebancorp.com/CustomPage/Index?KeyGenPage=203269

TABLE OF CONTENTS

GENERAL	1

PROPOSAL 1. ELECTION OF DIRECTORS	4

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE	10

NON-DIRECTOR EXECUTIVE OFFICERS	12

CORPORATE GOVERNANCE	13

CERTAIN RELATIONSHIPS AND RELATED PARTY trANSACTIONS	16

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	17

COMPENSATION DISCUSSION AND ANALYSIS	18

COMPENSATION COMMITTEE REPORT	33

EXECUTIVE AND DIRECTOR COMPENSATION	34

AUDIT COMMITTEE REPORT	39

PROPOSAL 3. APPROVAL OF THE BANCORP, INC. 2020 EQUITY INCENTIVE PLAN	40

PROPOSAL 4. APPROVAL OF ACCOUNTANTS	48

OTHER MATTERS	49

STOCKHOLDER PROPOSALS AND NOMINATIONS	49

STOCKHOLDER OUtrEACH	49

APPENDIX A THE BANCORP, INC. 2020 EQUITY INCENTIVE PLAN	51

The Bancorp, Inc.

409 Silverside Road

Wilmington, DE 19809

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The 2020 annual meeting (the "Meeting") of stockholders of The Bancorp, Inc. (the "Company") will be held on Thursday, May 14, 2020 at 10:00 A.M., at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 23, 2020 will be entitled to notice of and to vote at such Meeting. While we intend to hold our annual meeting in person, we are actively monitoring the public health and travel concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related protocols that federal, state and local governments may impose. As part of our precautions, we are considering the possibility of changing the location of the annual meeting and/or holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the annual meeting as promptly as practicable.

This statement is furnished in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of the Company's common stock, par value $1.00 per share (the "Common Shares"), to be used at the Meeting, and at all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy will be sent on or about April 10, 2020 to stockholders of record as of March 23, 2020.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company at its Wilmington address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

The cost of soliciting proxies will be borne by the Company.  Directors, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone, but will not be specifically compensated for soliciting such proxies. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Shares of the Company.

Annual Report and Report on Form 10-K

The Company's Annual Report to Stockholders, including the financial statements and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2019, is being sent to stockholders of record as of March 23, 2020.   Stockholders of record as of March 23, 2020, and beneficial owners of the Company's Common Shares on that date, may obtain from the Company, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the "SEC"), by a request therefor in writing. Any such request from a beneficial owner of the Company's Common Shares must set forth a good faith representation that, as of the record date for this

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solicitation, March 23, 2020, the person making the request was the beneficial owner of the Company's Common Shares. Such written requests should be directed to The Bancorp, Inc., Attention: Paul Frenkiel, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.

Stockholders Sharing an Address

Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from the Company at The Bancorp, Inc., Attention: Andres Viroslav, 409 Silverside Road, Wilmington, Delaware 19809, telephone number (215) 861-7990. The Company will promptly deliver a copy of the requested materials.

Similarly, a stockholder sharing an address with another stockholder who has received multiple copies of the Company's proxy materials may use the contact information above to request delivery of a single copy of these materials.

Voting at the Meeting

At the Meeting, only those holders of Common Shares at the close of business on March 23, 2020, the record date, will be entitled to vote. As of the record date, 57,400,556 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Stockholders do not have cumulative voting rights.

The presence at the Meeting in person or by proxy of holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the Meeting do not vote on all of the proposals.

A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted.  If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker "non-vote," those Common Shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted.  Brokers that are member firms of the New York Stock Exchange and who hold Common Shares in street name for customers only have discretion to vote those shares with respect to the approval of the selection of the auditor (Proposal 3 below), but do not have discretion to vote those shares with respect to the other proposals.  Should any matters not described above be properly presented at the Meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Meeting or any adjournment, postponement or continuation thereof.

Proposal 1. The number of votes required in order to be elected as a director is dependent on whether an election is contested or uncontested. The Company's bylaws define an election as "contested" if the number of nominees exceeds the number of directors to be elected. As no Company stockholders have provided proper notice to the Company of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees, the director election described in Proposal 1 below is an uncontested election. In order to be elected as a director in an uncontested election as described in Proposal 1 below, each director is elected by a majority of votes cast with respect to such director nominee at the Meeting. A "majority of votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Votes "cast" includes votes "for" and votes "against", but excludes abstentions with respect to a director's election or with respect to the election of directors in general. In the case of any contested election, the Company's bylaws provide that directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

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Proposal 2. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting is required to approve the compensation of the Company's named executive officers as described in Proposal 2 below. The vote is advisory, which is a mechanism that allows for stockholders of the Company to tell the Board of Directors how they feel about certain issues facing the Company, such as executive compensation. The results of an advisory vote are non-binding, which means that the Board of Directors is not required by law to take any specific action in response to the results of the vote. However, the Board of Directors strongly values feedback from the Company's stockholders and will take the results of an advisory vote into account when considering future actions.

Proposal 3. The affirmative vote of at least a majority of the votes cast at the Meeting is required to approve The Bancorp, Inc. 2020 Equity Incentive Plan.

Proposal 4. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting is required to approve the selection of Grant Thornton LLP, or Grant Thornton, as the Company's independent registered public accounting firm as described in our discussion of Proposal 4 below.

Proposal 5. For any other matter which may properly come before the Meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted FOR:

•	the election of the directors;

•	the approval of the compensation for the named executive officers;

•	the approval of The Bancorp, Inc. 2020 Equity Incentive Plan; and

•	the approval of the selection of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.

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PROPOSAL 1. ELECTION OF DIRECTORS

Directors and Nominees

The Bylaws of the Company provide that the number of directors shall be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at thirteen. All directors are elected for a term of one year or until their successors are elected and qualified. The Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated Daniel G. Cohen, Walter T. Beach, Michael J. Bradley, John C. Chrystal, Matthew Cohn, John M. Eggemeyer, Hersh Kozlov, Damian M. Kozlowski, William H. Lamb, James J. McEntee III, Daniela A. Mielke, Stephanie B. Mudick and Mei-Mei Tuan, for election at the Meeting for a term to expire at the annual meeting to be held in 2021 or until their successors are elected or appointed.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all the current directors. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Directors may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election. Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the directors, nominees and executive officers of the Company.

Following are summaries of the background, business experience and principal occupations of the nominees and current directors.

Daniel G. Cohen, age 50, currently serves as the Chairman of The Bancorp, Inc. and the head of its executive committee. He has held both positions since 1999.  In addition, he is also Vice-Chairman of the Board of Directors of The Bancorp’s wholly owned subsidiary, The Bancorp Bank, and Chairman of Bank’s executive committee. In addition, Mr. Cohen’s responsibilities include the management of The Bancorp Inc.’s Commercial Real Estate CMBS (Commercial Mortgage Backed Securities) group. Mr. Cohen had served as the Chief Executive Officer of The Bancorp from its creation in 1999 through 2001. Since February 2018, Mr. Cohen has served as the Chairman of the Board of Directors and of the Board of Managers of Cohen & Company, LLC, and has, since September 2013, served as the President and Chief Executive of the European Business of Cohen and Company Inc., a publicly traded financial services company with approximately $2.67 billion in assets under management as of September 30, 2019, and as President, a director and the Chief Investment Officer of Cohen & Company Inc.'s indirect majority owned subsidiary, Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited), a Financial Conduct Authority regulated investment advisor and broker dealer focusing on the European capital markets. Mr. Cohen served as Vice Chairman of the Board of Directors and of the Board of Managers of Cohen & Company, LLC from September 2013 to February 2018. Mr. Cohen served as the Chief Executive Officer and Chief Investment Officer of Cohen & Company Inc. from December 2009 to September 2013 and as the Chairman of the Board of Directors from October 2006 to September 2013. Mr. Cohen served as the executive Chairman of Cohen & Company Inc. from October 2006 to December 2009. In addition, Mr. Cohen served as the Chairman of the Board of Managers of Cohen & Company, LLC from 2001 to September 2013, as the Chief Investment Officer of Cohen & Company, LLC from October 2008 to September 2013, and as Chief Executive Officer of Cohen & Company, LLC from December 2009 to September 2013. Mr. Cohen served as the Chairman and Chief Executive Officer of J.V.B. Financial Group, LLC (formerly C&Co/PrinceRidge Partners LLC), Cohen and Company, Inc.'s indirect broker dealer subsidiary ("JVB"), from July 2012 to September 2013. Mr. Cohen has served as the Chief Executive Officer of FinTech Acquisition Corp. III, a special purpose acquisition corporation (SPAC), since March 2017. He has also served, since December 2018, as Chairman of Insurance Acquisition Corp., a SPAC.  Mr. Cohen served as a director and Chief Executive Officer of FinTech Acquisition Corp. II from May 2015 until its July 2018 merger with International Money Express, Inc. He previously served as a director of FinTech Acquisition Corp. I from November 2013 until July 2016, as FinTech I’s President and Chief Executive Officer from August 2014 until July 2016, and as FinTech I’s Executive Vice President from July 2014 through August 2014. FinTech I merged with CardConnect in July of 2016.  Mr. Cohen previously served as Chief Executive Officer of RAIT Financial Trust, a real estate finance company focused on the commercial real estate industry, from December 2006 when it merged with Taberna Realty Finance Trust to February 2009, and served as a trustee from the date RAIT acquired Taberna in 2006 until his resignation from that position on February 2010. Mr. Cohen was Chairman of the board of trustees of Taberna Realty Finance Trust from its inception in March 2005 until December 2006 and its Chief Executive Officer from March 2005 to December 2006. Mr. Cohen served as a director of Star Asia, a joint venture investing in Asian commercial real estate, from February 2007 to February 2014 and as a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations, from April 2007 to June 2011. Mr. Cohen is a member of the Academy of the University of Pennsylvania, a member of the Visiting Committees for the Humanities and a member of the Paris Center of the University of Chicago. Mr. Cohen is also a Trustee of the List College Board of the Jewish Theological Seminary, a member of the board of the Columbia Global Center in Paris, a Trustee of the Paideia Institute and a Trustee of the Arete Foundation.

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Walter T. Beach, age 53, has been a director of The Bancorp, Inc. and the Bank since 1999. Mr. Beach has served as Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. Previously, from 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm where, beginning in 1994, he was responsible for the firm's investment decisions for its principal equity product. Before that, he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm, and an analyst at Industry Analysis Group, an industry and economic consulting firm. Since 2005, Mr. Beach has served as a director of Exantas Capital Corp. (formerly Resource Capital Corp.), a publicly traded real estate investment trust. Mr. Beach also served on the board of directors of FinTech Acquisition Corp. from November 2014 until July 2016, and also served on the board of directors of FinTech Acquisition Corp. II from May 2015 until its July 2018 merger with International Money Express, Inc. Mr. Beach also served as a director of Institutional Financial Markets, Inc. and its predecessor, Cohen & Company, a publicly traded financial services company specializing in credit related fixed income investments, from December 2009 to 2013.

Michael J. Bradley, age 75, has been a director of The Bancorp, Inc. and the Bank since 2005. From 1998 to 2014, Mr. Bradley was a co-owner and Managing Director of BF Healthcare, Inc., a supplier of physician services to hospitals and assisted living facilities. Mr. Bradley has served on the Board of Directors of Resource America, Inc., a specialized asset management company, since 2005, and SourceCorp, a provider of business outsourcing solutions, since 1996. Mr. Bradley has served as Chief Executive Officer of several university hospitals, including Columbia Presbyterian Medical Center and Thomas Jefferson University Hospital. Previously, Mr. Bradley served as Chairman of First Executive Bank, and as Vice Chairman of First Republic Bank. Mr. Bradley is a certified public accountant.

John C. Chrystal, age 62, served as Interim Chief Executive Officer of The Bancorp, Inc., and President of the Bank from January 2016 to June 2016; and he has served as a Director of The Bancorp and the Bank since 2013.  Mr. Chrystal’s service as Interim Chief Executive Officer did not disqualify his qualification as an independent Director.  In April 2017, the Board of Directors of The Bancorp, Inc. named Mr. Chrystal as Vice Chairman. Mr. Chrystal has served as an independent director of MoneyLion, Inc., a privately held financial wellness, membership based mobile banking, and consumer lending platform, since November 2016; an independent director of Regatta Loan Management LLC, a privately held, SEC-registered Investment Adviser, since 2015; and an independent director of the Trust for Advised Portfolios, a mutual fund series trust focused on multiple asset classes, since 2010. Mr. Chrystal was an independent director of Morgan Stanley Derivative Products, Inc., an entity providing credit enhancement for select derivative transactions, from 2010 to 2017.  Mr. Chrystal was an independent director of Javelin Mortgage Investments, Inc., a mortgage real estate investment trust, from 2012 through its sale in 2016. From 2009 to 2012, Mr. Chrystal was a Managing Member of Bent Gate Advisors, LLC, a firm providing strategic advice to financial institutions; from 2005 through 2008 was the Chief Risk Officer of DiMaio Ahmad Capital, an investment management firm focused on corporate credit markets, and from 1993 to 2005 was a Managing Director with multiple Credit Suisse entities, with oversight of asset management and financial product functions.

Matthew Cohn, age 50, has been a director of The Bancorp, Inc. and the Bank since 1999. Mr. Cohn founded and serves as Vice Chairman of The ASI Show, a leading producer of trade shows throughout the country and the recipient of prestigious awards, including the INC 500 Award twice. In addition, since 1992, Mr. Cohn has been the Chairman of ASI Computer Systems, and the Vice Chairman of the Advertising Specialty Institute, a multi-year winner of the "Best Place to Work" award. Mr. Cohn has served on the international board of YPO (the Young Presidents' Organization). Mr. Cohn was Chair of YPO’s International Event Committee. He was the recipient of YPO’s “Best of the Best” international event award in 2019. Mr. Cohn was the Chief Executive Officer of the Medical Data Institute as well as a past board member of The Society of Independent Show Organizers and Changing Attitudes, Decisions and Environments for Kids (CADEKids). Mr. Cohn is currently an International Chancellor for JDRF (Juvenile Diabetes Research Foundation) and serves on the International Talent and Compensation Committee of the Board. Mr. Cohn is now also the President of the Board of the Eastern Pennsylvania Chapter of JDRF.

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John M. Eggemeyer, age 73, has been a director of The Bancorp, Inc. and the Bank since August 2016. Mr. Eggemeyer is a Founder and Managing Principal of Castle Creek® Capital LLC which has been an investor in the banking industry since 1990. The firm is currently one of the most active investors in community banking with in excess of $900 million in assets under management in private equity.  Mr. Eggemeyer has over 40 years of experience in the banking industry and has been involved in more than 75 bank acquisitions.  In 2006, the American Banker honored Mr. Eggemeyer as “Community Banker of the Year” for his success as a builder of community banking companies.  Prior to founding Castle Creek®, Mr. Eggemeyer spent nearly 20 years as a senior executive with some of the largest banking organizations in the U.S. with responsibilities across a broad spectrum of banking activities. Mr. Eggemeyer has served as the Chairman of PacWest Bancorp since its formation in 2000, is a Board member of Northpointe Bancshares, Inc. and was a founder and Director of Guaranty Bancorp.  Previously, he was Chairman and Chief Executive Officer of White River Capital and a Board member of TCF Financial Corporation, Western Bancorp and American Financial Realty. Mr. Eggemeyer’s civic and philanthropic efforts have been focused in the areas of improving the quality of instruction in education and expanding educational opportunities for lower income students. He was a founder and past President of the Rancho Santa Fe Community School Endowment and was a member of the Rancho Santa Fe School Site Selection Committee.  He also helped establish the Minnesota Charter of A Better Chance, a national organization committed to creating improved educational opportunities for minority high school students.  Mr. Eggemeyer is a Life Trustee of Northwestern University where he serves on the Finance and Investment Committees and is a past Trustee of the Bishop’s School of La Jolla, California and the Parent Advisory Board at Stanford University. Mr. Eggemeyer holds a Bachelor of Science degree from Northwestern University and an M.B.A. from the University of Chicago.

Hersh Kozlov, age 72, has been a director of The Bancorp, Inc. and the Bank since 2014. He has also served as a director of vTv Therapeutics, Inc. a biopharmaceuticals company, since September 2019. He has been a partner at Duane Morris LLP (An international law firm) since 2009. Previously, he was a partner at Wolf, Block, Schorr and Solis-Cohen LLP (a law firm) from 2001 to 2009. Mr. Kozlov served as a member of the board of directors of Resource America, Inc. and was previously a member of the board of directors of JeffBanks, Inc., trM Corporation, Hudson United Bank, US Healthcare Life Insurance Company, and Princeton Insurance Company. Mr. Kozlov has also served as counsel to the board of directors of US Healthcare, Inc. and was appointed by the President of the United States to be a member of the Advisory Committee for Trade Policy & Negotiations, serving in that role from 2002 to 2004.

Damian M. Kozlowski, age 54, serves as Chief Executive Officer of The Bancorp, Inc., President of the Bank, and a Director of the company and the Bank. Mr. Kozlowski joined The Bancorp on June 1, 2016, after having served, since 2010, as Chief Executive Officer, President, and Director of Modern Bank, N.A. From 2008-2009, Mr. Kozlowski served as Chief Executive Officer of Alpha Capital Financing Group, Inc., a private equity firm he founded. From 2000 through 2006, Mr. Kozlowski served in executive capacities with Citigroup Private Bank; as the CEO of its Global Private Bank (2005-2006); President of its US Private Bank (2002-2005); Chief Operating Officer and Chief Financial Officer (2001-2002); and Global Head of Business Development and Strategy (2000-2001). Previously, from 1998-1999, he was a Managing Director of Bank of America Securities, an investment bank.

William H. Lamb, age 77, has been a director of The Bancorp, Inc. and the Bank since 2004. Mr. Lamb currently serves as Chairman of Lamb McErlane PC and directs the firm's Post-Trial and Appellate Advocacy Group. From January 2003 through January 2004, Mr. Lamb served as a Justice of the Pennsylvania Supreme Court and is the only former Pennsylvania Supreme Court Justice currently in practice. Mr. Lamb has been recognized as a Top 100 Pennsylvania Super Lawyer for appellate law and as a Pennsylvania Super Lawyer since 2005. Mr. Lamb previously served as director and corporate secretary of JeffBanks, Inc. and Jefferson Bank until their acquisition by Hudson United Bank in 1999. Since 2004, Mr. Lamb has been appointed to the President's Advisory Committee on the Arts, the Commonwealth of Pennsylvania's Court of Judicial Discipline, and the Pennsylvania Elections Reform Task Force. Mr. Lamb also served as President Judge of the Court of Judicial Discipline and on the Chester County Boy Scout Council.

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James J. McEntee III, age 62, has been a director of both The Bancorp, Inc. and the Bank since 2000. Mr. McEntee has been President and Chief Financial Officer of FinTech Acquisition Corp. III, a SPAC, since March 2017. He previously served as Chief Financial Officer and Chief Operating Officer of FinTech Acquisition Corp., a SPAC, until it merged with CardConnect Corp. in July 2016, and served as President and Chief Financial Officer of FinTech Acquisition Corp. II, a SPAC, until its July 2018 merger with International Money Express, Inc. Mr. McEntee has served as the Managing Principal of StBWell, LLC, an owner and operator of real estate, since June 2010. Mr. McEntee was the Chief Executive Officer of Alesco Financial, Inc. from its incorporation in 2006 until its merger with Cohen & Company in December 2009, and was the Chief Operating Officer of Cohen & Company from March 2003 until December 2009, and was a managing director of Cohen & Company Inc. and was the Vice-Chairman and Co-Chief Operating Officer of JVB Financial through October 2013. Mr. McEntee was a director of T-Rex Group, Inc., a provider of risk analytics software for investors in renewable energy, from November 2014 to January 2018. Mr. McEntee was a principal in Harron Capital, L.P., a media and communications venture capital fund, from 1999 to September 2002. From 1990 through 1999, Mr. McEntee was a stockholder at Lamb McErlane, PC, and from 2000 until 2004 was of counsel to Lamb McErlane. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. Mr. McEntee has served since 2008 as a director of The Chester Fund, a nonprofit organization, and served as its Chairman from July 2012 to January 2018.

Daniela A. Mielke, age 54, has been a director of both The Bancorp, Inc. and the Bank since August 2019. Ms. Mielke has served as the North American CEO of RS2 Inc., one of the leading providers of payment processing services in Europe and Asia Pacific, since February 2018.  She has responsibility for sales and marketing as well as product development and customer relationship management for the company’s operations in North America.   Ms. Mielke is also Managing Partner of Commerce Technology Advisors, LLC, a privately held firm which she founded in April 2016, and which provides consulting services to technology, financial services and private equity companies on organic and inorganic growth strategies including building payment businesses and using artificial intelligence. From 2013 to 2016 Ms. Mielke was a Chief Strategy and Product Officer at Vantiv, Inc., which was at the time the largest merchant acquirer in the US.  From 2010 to 2013 Ms. Mielke was the VP, Head of Global Strategy and Market Intelligence for PayPal Inc.  Ms. Mielke co-founded A-Connect in 2001, a consulting firm which provides financial services and other consulting and rejoined in 2007 to establish and direct new operations for the West Coast and lead its global marketing function.  From 2002 to 2007 Ms. Mielke successively served as VP of Product and SVP of Strategy and Market Intelligence at Visa International. From 1998-2002 to Ms. Mielke was an Engagement Manager for McKinsey & Company, a worldwide management consulting firm.  Ms. Mielke served as a member of the Board of GCPS, a multinational joint venture of commercial card issuing banks from 2005 to 2007.  She currently serves as a member of the board of Finca International, a global NGO dedicated to alleviating poverty.

Stephanie B. Mudick, age 63, has been a director of both The Bancorp, Inc. and the Bank since August 2019. Ms. Mudick was Executive Vice President of JPMorgan Chase from 2008 through 2018, where she also served as Head of Regulatory Strategy from 2010 through 2018. In that capacity, she managed the firm’s global regulatory agenda across all its businesses and products.  During this period, Ms. Mudick designed and drove the execution of that firm’s most significant regulatory deliverables, was central to the design and development of controls infrastructure and managed conflicts of interest governance.  From 2005 through 2007 she was EVP, CAO and Head of Consumer Operations of the Global Consumer Group at Citigroup, a business providing a wide array of banking, lending, insurance and investment services to individual and small business consumers in over 50 countries.  From 1993 to 2005 Ms. Mudick served in various roles in Citigroup’s legal department including Co-General Counsel and Corporate Secretary.  At both JPMorgan Chase and Citigroup, she served on senior management committees and regularly engaged with and advised their respective Boards of Directors and Board Committees.  Ms. Mudick has previously served as a director of two public company Boards: The Student Loan Corporation (NYSE: STU) and Ixe Grupo Financiero (BMV:IXE), and several not-for-profit Boards, including City Year New York, which she chaired for six years.

Mei-Mei Tuan, age 53 has been a director of both The Bancorp, Inc. and the Bank since 2013. Ms. Tuan is the co-founder and co-owner, managing partner and Chairman of Notch Partners LLC, a firm providing leadership capital and managed-led buyout strategies exclusively for institutional private equity funds. Ms. Tuan is also a Partner of Trewstar LLC, a boutique search firm based in New York specializing in board placements.  Since August 2018, Ms. Tuan has served as a director of FinTech Acquisition Corp. III, a SPAC. As an investment banker with Goldman Sachs, BankAmerica and BankAustria, Ms. Tuan led domestic and international transactions in project finance, mergers and acquisitions, real estate, syndications and sale leasebacks. Ms. Tuan's operating experience includes serving as Chief Financial Officer and Chief Operating Officer at the Sierra Foundation, from 1996 through 1997, and the San Francisco Food Bank, from 1997 through 1998. Ms. Tuan is an active board member of the Clara Maass Medical Center and its Foundation, The Harvard Business School Asian-American Alumnae Association, The New Jersey Council for the Humanities and Montclair Kimberley Academy.  In the recent past, she has served on the Boards of Friends, Thirteen (WNET), the Museum of Chinese in America in New York City (Co-Chair), the Wellesley College Alumnae Association, the New Jersey Women’s Forum, the Mid-Manhattan Performing Arts Foundation and the New Jersey Network (NJN).  Ms. Tuan is a member of the Committee of 100, an organization that addresses issues concerning Sino-U.S. relations.

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The Board of Directors has not adopted specific minimum qualifications for service on the board, but rather seeks a mixture of skills that are relevant to the Company's business as a bank holding company and the business of its subsidiary bank.  The following presents a brief summary of the attributes of each director that led to the conclusion that he or she should serve as such:

Mr. Cohen has served as a director of, and in other significant management capacities, with a number of financial companies.   In addition to experience in commercial real estate, he has considerable experience in securities, investment management and capital markets.

Mr. Beach has extensive experience in investment management, corporate finance and capital markets.  He is deemed an audit committee financial expert which, among other factors, reflects the quantitative and analytical skills developed in his experience as a director of research for an investment management firm.

Mr. Bradley has served as chairman and in other significant capacities for financial institutions and served as Chief Executive Officer of several university hospitals, including Columbia Presbyterian Medical Center and Thomas Jefferson University Hospital. Within these capacities, he was involved in significant management functions with respect to business and financial matters.

Mr. Chrystal has extensive financial, investment and financial risk management experience, enabling him to provide the Company with advice and oversight regarding financial markets, risk management and investments.

Mr. Cohn has significant experience in founding, leading and having senior roles in a variety of companies, including mid-size businesses of the type that are the Bank's clients.  In addition, he has considerable experience with electronic distribution and technology-based companies.

Mr. Eggemeyer has served as chairman and in other significant management capacities with a number of financial companies. He is experienced in evaluating financial performance of financial institutions.

Mr. Kozlov has extensive legal and business experience resulting from his partnerships at prominent law firms where he represented companies which included banks, insurance companies and other financial institutions. He has board of director's experience at multiple financial institutions. His experience in general business matters also reflect service as a Presidential Appointee to the Advisory Commission for Trade Policy and Negotiations of the United States.

Mr. Kozlowski has extensive experience in commercial banking, wealth management, and investment banking. Additionally, he has held numerous leadership positions in financial institutions and has a demonstrated record in improving both financial and regulatory performance.

Mr. Lamb has extensive experience as a director of public bank holding companies, beginning in 1974.  Additionally, he has significant legal experience with respect to business and financial matters and has particular knowledge of the southeastern region of Pennsylvania, which is one market served by the Company.

Mr. McEntee has extensive experience in corporate law and financial institution management, as well as significant managerial experience in real estate, investments and capital markets operations.

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Ms. Mielke has significant experience as a senior officer of large payment processing and merchant acquiring companies. She has also served as a technology and financial services consultant. This experience complements the Company’s payment processing and merchant acquiring lines of business as well as its focus on technology.

Ms. Mudick has extensive experience in bank regulatory matters as a senior regulatory officer and general counsel in major global banks and bank holding companies. She has extensive experience in consumer financial products, complementing her regulatory expertise with product expertise.

Ms. Tuan has significant experience in financing real estate projects and a variety of other investment banking experience. She has served as a Chief Financial Officer and Chief Operating Officer and holds an M.B.A. from Harvard Business School.

Standard for Election of Directors

The number of votes required in order to be elected as a director depends on whether an election is contested or uncontested. An election is uncontested if no stockholder provides proper notice of an intention to nominate one or more candidates to compete with the Board of Directors' nominees in a director election, or if any such stockholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to stockholders. As no such notice has been provided, the director election described in this Proposal 1 is an uncontested election. In order to be elected as a director in an uncontested election, each director is elected by a majority of votes cast with respect to such director nominee. A "majority of votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Votes "cast" include votes "for" and votes "against," but excludes abstentions with respect to a director's election or with respect to the election of directors in general.

If an incumbent director nominated for election as a director receives a greater number of "against" votes for his or her election than votes "for" such election, then that director, as a holdover director, must tender an offer of his or her resignation to the Board of Directors for consideration promptly following the certification of the vote. The Nominating and Governance Committee must promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board of Directors as to the response to the resignation offer. If each member of the Nominating and Governance Committee received a majority against vote at the same election, then the independent directors who did not receive a majority against vote must appoint a committee among themselves to consider the resignation offers and to recommend to the Board of Directors a response to the resignation offers. The Board of Directors must take action on the Nominating and Governance Committee's recommendation (or committee of independent directors' recommendation) within 90 days following certification of the stockholder vote. Any director whose resignation is under consideration must abstain from participating in any board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other director tendered because that director received a majority against vote.

If an incumbent director's offer of resignation is accepted by the Board of Directors, then such director will cease to be a member of the Board of Directors upon the effective date of acceptance by the Board of Directors of the offer of resignation. If an incumbent director's offer of resignation is not accepted by the Board of Directors, then such director will continue to serve until the earlier of the next annual meeting or until his or her successor is elected and qualifies and his or her subsequent resignation or removal.

If any nominee for director who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of stockholders duly called and at which a quorum is present, such nominee will not be elected and will not take office. All of the Board of Directors' nominees for election as a director at the Meeting are incumbents. If an incumbent director's offer of resignation is accepted by the Board of Directors, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Company's bylaws.

The Board of Directors unanimously recommends a vote "FOR" the election of each nominee.

9

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE

The following table sets forth the number and percentage of the Company's Common Shares owned as of March 23, 2020, by each of the Company's directors and named executive officers, all of the directors and executive officers as a group and other persons who beneficially own more than 5% of the Company's outstanding voting securities. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security, if that person has or shares voting power or investment power with respect to such security, or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed to be outstanding for purposes of computing the percentage of any other person.

	Common		Percent
Non-Employee Directors (2)	Shares (1)		of Class
Cohen, Daniel	666,058	(3)	1.1%
Beach, Walter	62,000	(4)	*
Bradley, Michael	107,000	(5)	*
Chrystal, John	309,736	(6)	*
Cohn, Matthew	113,063	(7)	*
Eggemeyer, John	3,606,598	(8)	6.2%
Kozlov, Hersh	85,000	(9)	*
Lamb, William	222,741	(10)	*
McEntee, James	170,150	(11)	*
Mielke, Daniela	13,490	(12)	*
Mudick, Stephanie	2,000	(13)	*
Tuan, Mei-Mei	38,000	(14)	*

Named Executive Officers (2)
Kozlowski, Damian	580,075	(15)	1.0%
Frenkiel, Paul	219,603	(16)	*
Connolly, Mark	87,350	(17)	*
Garry, Gregor	17,360	(18)	*
Pareigat, Thomas	60,361	(19)	*

All executive officers and directors (17) persons	6,360,585		10.9%

Other owners of 5% or more of outstanding shares
Frontier Capital	4,372,916	(20)	7.5%
Dimensional Fund Advisors, L.P.	3,888,141	(21)	6.7%
BlackRock, Inc.	4,381,603	(22)	7.5%
Castle Creek Partners VI L.P.	3,606,598	(23)	6.2%

* Less than 1%

(1)	Includes: (a) Common Shares, (b) Common Shares receivable upon vesting of restricted stock within 60 days of March 23, 2020 and (c) Common Shares receivable upon exercise of options held by such person which are vested or will vest within 60 days of March 23, 2020.
(2)	The address of all of the Company's directors and executive officers is c/o The Bancorp, Inc., 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.

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(3)	Consists of: (a) 80,823 Common Shares owned directly, (b) 200,000 Common Shares issuable upon exercise of options, (c) 235 Common Shares held in a 401(k) plan account for the benefit of Mr. Cohen, (d) 265,000 Common Shares owned by a charitable trust of which Mr. Cohen is a co-trustee and (e) 120,000 Common Shares owned by a family trust of which Mr. Cohen is a co-trustee.
(4)	Consists of: (a) 37,000 Common Shares owned directly and (b) options to purchase 25,000 Common Shares.
(5)	Consists of: (a) 82,000 Common Shares owned directly and (b) 25,000 Common Shares issuable upon exercise of options.
(6)	Consists of: (a) 304,736 Common Shares owned directly and (b) 5,000 Common Shares issuable upon exercise of options.
(7)	Consists of: (a) 88,063 Common Shares owned directly and (b) 25,000 Common Shares issuable upon exercise of options.
(8)	Based solely on information provided by Castle Creek Capital Partners VI, L.P. on behalf of Mr. John M. Eggemeyer. Consists of 3,576,598 Common Shares held by Castle Creek Capital Partners VI, L.P. ("CC Fund VI") and 30,000 owned by Castle Creek Advisors IV LLC. Mr. Eggemeyer is a managing principal of Castle Creek Capital VI LLC, the sole general partner of CC Fund VI, and may be deemed to have voting and/or investment control of the securities held by CC Fund VI. Mr. Eggemeyer disclaims beneficial ownership of the securities held by CC Fund VI and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interest therein.
(9)	Consists of 85,000 Common Shares owned directly.
(10)	Consists of: (a) 171,463 Common Shares owned directly, (b) 21,278 Common Shares held in trusts for the benefit of members of Mr. Lamb's immediate family, (c) 5,000 Common Shares held in a pension plan and (d) 25,000 Common Shares issuable upon exercise of options.
(11)	Consists of: (a) 145,150 Common Shares owned directly and (b) 25,000 Common Shares issuable upon exercise of options.
(12)	Consists of 13,490 Common Shares owned directly.
(13)	Consists of 2,000 Common Shares owned directly.
(14)	Consists of 38,000 Common Shares owned directly.
(15)	Consists of: (a) 319,931 Common Shares owned directly, (b) 4,460 Common Shares held for the benefit of members of Mr. Kozlowski’s immediate family (c) 241,276 Common Shares issuable upon exercise of options and (d) 14,408 Common Shares held in a 401(k) plan account for the benefit of Mr. Kozlowski.
(16)	Consists of: (a) 78,382 Common Shares owned directly, (b) 136,000 Common Shares issuable upon exercise of options and (c) 5,221 Common Shares held in a 401(k) plan account for the benefit of Mr. Frenkiel.
(17)	Consists of 84,621 Common Shares owned directly and (b) 2,729 Common Shares held in a 401(k) plan account for the benefit of Mr. Connolly.
(18)	Consists of 14,311 Common Shares owned directly and (b) 3,049 Common Shares held in a 401(k) plan account for the benefit of Mr. Garry.
(19)	Consists of: (a) 21,043 Common Shares owned directly, (b) 35,000 Common Shares issuable upon exercise of options and (c) 4,318 Common shares held in a 401 (k) plan account for the benefit of Mr. Pareigat.
(20)	Based solely on Form 13G/A filed by Frontier Capital Management Co., LLC on February 14, 2020. The address of Frontier Capital Management Co. LLC. Is 99 Summer Street, Boston, MA 02110.
(21)	Based solely on Form 13G/A filed by Dimensional Fund Advisors LP on February 12, 2020. Dimensional Fund Advisors LP is an investment adviser and serves as investment manager or sub-adviser to commingled funds, group trusts and separate accounts (collectively the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the securities that are owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds and Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors, L.P. is Building One 6300 Bee Cave Road Austin, Texas, 78746.
(22)	Based solely on Form 13G/A filed by BlackRock, Inc on February 5, 2020. The address of BlackRock, Inc is 55 East 52nd Street New York, New York 10055.
(23)	Based solely on information provided by Castle Creek capital Partners VI, L.P. on behalf of Mr. John M. Eggemeyer (see Footnote 8). Consists of 3,576,598 Common Shares held by Castle Creek Capital Partners VI, L.P. and 30,000 owned by Castle Creek Advisors IV LLC. The address of these entities is 6051 El Tordo, Rancho Santa Fe, CA 92067.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.

Based solely on its review of the reports received by it, the Company believes that, during fiscal 2019, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of the Company's executive officers who is not also a director. For the Company's officer who is a director nominee, Damian Kozlowski, this information can be found above under "Proposal 1. Election of Directors—Directors and Nominees."

Mark L. Connolly, age 52, joined The Bancorp in June 2016 and has served as Executive Vice President and Head of Credit Markets since February 2017. On December 18, 2019 he was also named Chief Credit Officer. From 2013 to 2015, Mr. Connolly held a variety of senior management roles including Chief Financial Officer, Head of Operations and Head of Financial Services of Tresata, Inc., a data analytics software company. Previously, from 2010 to 2012, Mr. Connolly served as Managing Director – Private Bank Head of Products which included US Lending, Mortgages, Banking and Trust Services at Morgan Stanley Smith Barney. Additionally, Mr. Connolly served as the Co-Chief Executive Officer/Chief Operating Officer of the U.S. Private Bank at Citi Global Wealth Management from 2009 to 2010 and served as the Head of U.S. Lending, Mortgages, Banking and Trust Services at Citi Global Wealth Management from 2005 to 2010.  Before joining Citigroup, Mr. Connolly also held a senior management position within Bank of America’s Corporate and Investment Bank from 1998 to 2005.

Paul Frenkiel, age 67, has served as Chief Financial Officer and Executive Vice President of Strategy at The Bancorp since joining the organization in September 2009; he also serves as the organization's Principal Accounting Officer. From November 2000 through October 2008 he was Chief Financial Officer and Executive Vice President of Republic First Bancorp Inc. From January 2005 through September 2009, Mr. Frenkiel also served as Chief Financial Officer and in other capacities for First Bank of Delaware, which was spun off from Republic First Bancorp Inc. Additionally, he served as Chief Financial Officer of JeffBanks, Inc., from 1987 through its acquisition by Hudson United Bancorp in 2000, and also served as Chief Financial Officer at Dominion Bank. A chartered bank auditor and certified public accountant, Mr. Frenkiel is a member of the American Institute of Certified Public Accountants.

Gregor Garry, age 36, has served as the Chief Operating Officer and Executive Vice President at The Bancorp since July 2019. He has also served as the organization’s Chief Risk Officer, Deputy Chief Operating Officer, Chief Audit Executive, and Vice President of Internal Audit since joining The Bancorp in October 2014. From December 2009 – October 2014 he served as the Internal Audit Manager and in other capacities for The First National Bank in Sioux Falls, Sioux Falls, South Dakota. From July 2007 – December 2009 Mr. Garry was a Senior Management Consultant for Milo Belle Consultants. Mr. Garry is a Certified Internal Auditor, a Certified Fiduciary and Investment Risk Specialist, and holds a certification in Risk Management Assurance.  He holds a Bachelor of Business Administration degree in economics and a Master of Business Administration from the University of South Dakota.

Thomas G. Pareigat, age 60, has served as General Counsel since February 2011. From 2003 to 2005 and from 2007 to 2011 he was a partner in the Minneapolis, Minnesota law firm of Lindquist & Vennum LLP, where he concentrated his practice on banking law and regulatory compliance matters as a member of the firm's Financial Institutions Practice Group.  Between 2005 and 2007 he served as Senior Vice President and Regulatory Counsel for Marshall BankFirst Corp. From 2001 to 2002, Mr. Pareigat was Vice President and Corporate Counsel for Marquette Bancshares, Inc. and its subsidiary banks until their acquisition by Wells Fargo. From 1989 to 2001 he served as Senior Attorney with Bankers Systems, Inc. (now Wolters Kluwer Financial Services). A frequent speaker on emerging risk issues within the financial services industry, Mr. Pareigat serves on the Editorial Board of the American Bankers Association's Bank Compliance magazine, and has served on the faculty of the ABA's National Compliance School and Graduate School for Compliance Risk Management.

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CORPORATE GOVERNANCE

Director Independence

The Company's Common Shares are listed on the NASDAQ Global Select Market under the symbol "TBBK" and the Company is subject to the listing standards thereof. The Board of Directors has determined that Mr. Beach, Mr. Bradley, Mr. Cohn, Mr. Chrystal, Mr. Eggemeyer, Mr. Kozlov, Mr. Lamb, Ms. Mielke, Ms. Mudick, Mr. McEntee and Ms. Tuan, each meet the definition of an independent director set forth in the NASDAQ rules. In making these determinations, the Board of Directors reviewed information from each of these directors concerning all their respective relationships with the Company and its affiliates and analyzed the materiality of those relationships.

Board Leadership and Committee Structure and Role in Risk Oversight

Daniel G. Cohen serves as the Company’s Chairman of the Board and Damian Kozlowski serves as its Chief Executive Officer and as a director. The Company believes that the most effective leadership structure at the present time is to have separate Chairman of the Board and Chief Executive Officer positions because this allows the board to benefit from having two strong voices bringing separate views and perspectives to meetings.

The Risk Committee meets at least quarterly, and, while the Board of Directors and all of its committees are sensitive to risks relating to the Company and its operations, the Risk Committee is primarily responsible for overseeing the Company's risk management processes on behalf of the Board of Directors. A subset of the Risk Committee also serves as the Consent Order Oversight Committee and meets at least quarterly to oversee the Bank’s compliance with the requirements of the Bank’s 2015 Consent Order with the FDIC and the Bank’s consumer compliance, third-party risk management and compliance auditing functions. The Complaint and Error Claim Committee meets monthly and focuses on the process for handling, monitoring and resolving all complaints and Regulation E error claims received directly by the Bank or through its third-party product contributors. The Bank Secrecy Act ("BSA") Committee meets monthly and oversees compliance with BSA regulations, compliance with the requirements of consent orders with federal banking authorities, and related BSA risks. The Audit Committee meets at least quarterly, and focuses on financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. These committees receive reports from management regularly regarding the Company's assessment of risks and the adequacy and effectiveness of internal control systems. Through their interaction with the Company's senior management, these committees oversee credit risk, market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). The Chief Risk Officer meets at least quarterly with the Risk Oversight Committee to discuss potential risk or control issues involving management. The aforementioned Board committees report regularly to the Board of Directors, which also considers the Company's entire risk profile, including additional strategic and reputational risks. While the Board of Directors oversees the Company's risk management, senior management at the Company and Bank are responsible for the day-to-day risk management processes. Senior management comprises the Bank's Enterprise Risk Management Committee which meets at least quarterly and addresses various risks, controls and related monitoring.  While the Board of Directors believes that this division of responsibility is the most effective approach for addressing the risks facing the Company, it will continue to re-examine this structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company.

Board Meetings

The Board of Directors held a total of 12 meetings during fiscal 2019. During fiscal 2019 all directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which the director had been a director and (b) the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served. It is the policy of the Board of Directors that all directors attend the annual meeting of stockholders of the Company, if practicable. All directors attended the last annual meeting.

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Communications with the Board

Stockholders, employees and others who wish to communicate with the Board of Directors may do so by sending their correspondence to The Bancorp, Inc., Attention: Paul Frenkiel, Secretary, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication." All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all or individual members of the Board. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate.

Corporate Governance Materials

The Company's Code of Ethics and Business Conduct (the "Code of Business Conduct"), Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are available on the Company's website: http://investors.thebancorp.com/govdocs.

Copies of these documents are available, free of charge, upon written request to: The Bancorp, Inc., Attention: Andres Viroslav, Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The Company will satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct by posting such information on the Company's website.

Board Committees

The Board of Directors currently has seven standing committees: Audit Committee, Compensation Committee, Risk Committee, Complaint and Error Claim Committee, Bank Secrecy Act Committee, Nominating and Governance Committee and Executive Committee. The committees on which directors serve, the chairman of each committee, and the number of meetings held during 2019 are set forth below.

Board Member	Audit	Compensation	Risk	Bank Secrecy Act	Nominating and Governance	Executive	Complaint and Error Claim
Daniel G. Cohen						Chairman
Walter T. Beach		Chairman
Michael J. Bradley	Chairman					X
John Chrystal	X		X	Chairman		X	X
Matthew Cohn	X				X
John Eggemeyer			X				X
William H. Lamb		X			X
Hersh Kozlov		X
James McEntee			Chairman	X			Chairman
Daniela Mielke			X	X			X
Stephanie Mudick	X		X				X
Mei-Mei Tuan					Chairman	X
Meetings held in 2019	8	4	4	13	1	-	12

Audit Committee. The Audit Committee is appointed by the Board of Directors to assist the Board of Directors audit oversight of (a) the integrity of the Company's financial statements, (b) the Company's risk management processes, (c) the Company's compliance with legal and regulatory requirements, (d) the independent auditor's qualifications and independence and (e) the performance of the Company's internal audit function and independent auditors. The Audit Committee also prepares the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

Each member of the Audit Committee meets the independence standards for audit committee members set forth in applicable NASDAQ rules, as well as those set forth in Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors has determined that Mr. Bradley qualifies as an "audit committee financial expert" as that term is defined in applicable SEC rules and regulations.

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Compensation Committee. The Compensation Committee is appointed by the Board of Directors to have direct responsibility for approving the compensation of the Chief Executive Officer and certain other officers and the non-management directors of the Company as described in "Compensation Committee Report" and the related "Compensation Discussion and Analysis” below. At all times during 2019, the Compensation Committee had direct responsibility for (a) administering the Company's equity-based compensation plans and (b) reviewing any extraordinary bonus or other compensatory payments to any employee of the Company.  For officers and employees reporting to named executive officers, or NEOs, the Compensation Committee has delegated primary responsibility for recommending salary changes to the Chief Executive Officer and President.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of Messrs. Beach, Lamb and Kozlov.  None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal 2019 or was formerly an officer or employee of the Company. During fiscal 2019, none of the Company's executive officers served as a director or on the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. During fiscal 2019, none of the Company's executive officers served on the compensation committee of another entity, any one of whose executive officers served on the Company's Board of Directors.

Risk Committee. The Risk Committee is appointed by the Board of Directors to assist in the oversight of risk management and risks inherent in the Company's activities. The committee oversees the activities of the Chief Risk Officer and meets with various members of management, as necessary or desirable, in its oversight of risk management. A subset of members of this committee serves as the Bank’s Consent Order Oversight Committee for purposes of confirming compliance with the requirements of consent orders with federal banking authorities. See “—Board Leadership and Committee Structure and Role in Risk Oversight.”

Complaint and Error Claim Committee. The Complaint and Error Claim Committee is appointed by the Board of Directors to assist in the oversight of customer complaint resolution including claims of possible errors related to electronic fund transfers or inquiries related to such transfers, and resolutions of related agreed upon improvements required by consent orders with federal banking authorities. See “—Board Leadership and Committee Structure and Role in Risk Oversight.”

Bank Secrecy Act ("BSA") Committee. The BSA Committee is appointed by the Board of Directors to assist in the oversight of compliance with BSA/ Anti-Money Laundering requirements, including resolutions of agreed upon improvements required by the FDIC consent orders. See “—Board Leadership and Committee Structure and Role in Risk Oversight.”

Nominating and Governance Committee. The Nominating and Governance Committee is appointed by the Board of Directors to (a) assist the Company and the Board of Directors in maintaining an effective and knowledgeable Board of Directors, including assisting the Board of Directors in identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for the next annual meeting of stockholders and the directors to be appointed to each committee, and (b) develop and recommend for the Board of Director's consideration governance guidelines for the Company. All of the members of this committee have been determined by the Board of Directors to be independent under applicable NASDAQ and SEC rules and regulations.

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. The Company describes the procedures for nominations by stockholders in "Stockholder Proposals and Nominations." In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation.

The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to ensure that the membership of the Board of Directors and each committee of the Board of Directors satisfies all relevant NASDAQ rules and applicable laws and regulations and all requirements of the Company's governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills that are related to the Company's business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular director nominee depends on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board of Directors.

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Executive Committee. The Executive Committee has the delegated authority to act in lieu of the Company's Board of Directors in between meetings of the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY trANSACTIONS

Under the Code of Business Conduct, the Company has established a procedure regarding the review and approval of transactions that would be required to be reported under Item 404 of Regulation S-K. Under this procedure, the Audit Committee must approve any such transaction and find it to be on terms comparable to those available on an arms' length basis from an unaffiliated third party, or find that it otherwise does not create a conflict of interest. If the Audit Committee finds a conflict of interest to exist with respect to a particular transaction, that transaction is prohibited unless a waiver of the Code of Business Conduct is approved by the Audit Committee.

The Bank maintains deposits for various affiliated companies totaling approximately $0 million and $2.6 million as of December 31, 2019 and 2018, respectively.

The Bank has entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons. All loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender. At December 31, 2019, these loans were current as to principal and interest payments, and did not involve more than normal risk of collectability. At December 31, 2019 and 2018, loans to these related parties amounted to $2.3 million and $2.0 million, respectively.

The Bank has periodically purchased securities under agreements to resell and engaged in other securities transactions through J.V.B. Financial Group, LLC (JVB), a broker dealer in which the Company’s Chairman is a registered representative and has a minority interest. The Company’s Chairman also serves as the President, a director and the Chief Investment Officer of Cohen & Company Financial Limited (formerly Euro Dekania Management Ltd.), a wholly-owned subsidiary of Cohen & Company Inc. (formerly Institutional Financial Markets Inc.), the parent company of JVB. In 2019, the Company purchased $2.3 million of government guaranteed SBA loans for Community Reinvestment Act purposes from JVB. Prices for the SBA loans are verified to market rates and no separate commissions or fees are paid to that firm. The Company previously purchased securities under agreements to resell through JVB primarily consisting of Government National Mortgage Association certificates which are full faith and credit obligations of the United States government issued at competitive rates. JVB fully complied with the terms of the repurchase agreements. There were no repurchase agreements outstanding at December 31, 2019 and 2018, respectively.

Mr. Hersh Kozlov, a director of the Company, is a partner at Duane Morris LLP, an international law firm. The Company paid Duane Morris LLP $1.1 million in 2019, $3.0 million in 2018 and $3.5 million in 2017 for legal services.

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PROPOSAL 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which was signed into law by President Obama on July 21, 2010, requires public companies to provide their stockholders with a non-binding vote to approve executive compensation at least once every three years, or more frequently, as directed by stockholder vote. The Company is seeking this stockholder advisory vote on its executive compensation in accordance with Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a) and pursuant to the stockholder vote of the Company's 2017 annual meeting that required the advisory vote to be on an annual basis.

The Board of Directors Supports a Say-On-Pay Vote and Will Consider the Results Carefully.

At its meeting held in 2019, 70% of the votes cast approved the 2018 executive compensation program. At its meeting held in 2018, 53% of the votes cast approved the 2017 executive compensation program. Notwithstanding that 70% of stockholders approved the program in 2019, the Compensation Committee acted on stockholder feedback to increase the approval rate. Specifically, in 2019 the Compensation Committee implemented a restructure of the CEO’s compensation to “pay for performance” and made other changes to address input from stockholders and their advisors. The restructuring of the CEO’s compensation and other changes are described in a chart in the Compensation Discussion and Analysis ("CD&A”) below. The Board of Directors values the Company's stockholders' opinions. As it does each year, the Board of Directors intends to evaluate the results of the advisory vote on compensation carefully when making future decisions regarding compensation of the named executive officers.

Compensation of Named Executive Officers

As described in the CD&A below, the Compensation Committee has developed an executive compensation program designed to align the long-term interests of the Company's named executive officers with the long-term interests of its stockholders. The disclosure in the CD&A and the disclosure included in the section entitled "Executive and Director Compensation" below have been provided in response to the requirements of SEC rules and explain the compensation policies under which the Company paid its named executive officers for 2019.

Advisory or Non-Binding Effect of Vote

Under the Dodd-Frank Act and the related SEC rules, your vote on this resolution is an advisory or "non-binding" vote. This means that the purpose of the vote is to provide stockholders with a method to give their opinion to the Board of Directors about certain issues, like executive compensation. The Board of Directors is not required by law to take any action in response to the stockholder vote. However, the Board of Directors values the Company's stockholders' opinions, and the Board of Directors intends to evaluate the results of the vote carefully when making future decisions regarding compensation of the named executive officers. The Company believes that providing its stockholders with an advisory vote on its executive compensation program will further enhance communication with stockholders, while also meeting the Company's obligations under the Dodd-Frank Act and applicable SEC's rules.

Resolution

The Board of Directors recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders approve the compensation program for named executive officers, as disclosed in the Company's proxy statement dated April 10, 2020.

The Board of Directors unanimously recommends a vote "FOR" approval of the compensation of executive officers as described in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

General

The Company is required to provide information regarding the compensation program in place for its Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers. The Company must also provide compensation information for up to two additional individuals who would have been included but for the fact that they were not executive officers at the end of the fiscal year. This discussion refers to the Company's Chief Executive Officer, Chief Financial Officer, the three other most highly-compensated executive officers, and one individual who would have been included but for the fact that he was not an executive officer at the end of the fiscal year as "Named Executive Officers" or "NEOs." This discussion should be read in conjunction with the detailed tables and narrative descriptions under "Executive and Director Compensation."

The Compensation Committee is responsible for formulating and presenting recommendations to the Board of Directors with respect to the compensation of the Company's NEOs. The Compensation Committee is also responsible for administering the Company's employee benefit plans, including incentive plans. The Compensation Committee is comprised solely of independent directors.

Executive Summary

Pay for Performance and “At-Risk” Compensation

The Compensation Committee has established specific pay for performance requirements which must be achieved before incentive compensation, which comprises the majority of CEO compensation, is awarded. In 2019, approximately two-thirds of total CEO compensation were comprised of incentive compensation for achieving and exceeding these pre-established requirements Accordingly, most of the CEO compensation is “at risk” as it is dependent on the achievement of specific shareholder return, financial performance and other requirements. The financial goals have been established in advance and are publicly available on the Company’s website. As prior period financial performance requirements were achieved, the website has been updated for future financial performance requirements, which have been further increased. The “Balanced Score Card: CEO Performance Matrix” below summarizes the requirements for incentive at-risk compensation. In 2019, the at-risk component of the CEO’s total compensation was $1,600,000 (67% of total compensation), while base salary of $755,000 comprised approximately one-third of total compensation.

The Compensation Committee evaluated our Chief Executive Officer, Damian Kozlowski’s performance for 2019, 2018 and 2017, his first three full years of employment. Mr. Kozlowski was engaged as CEO in June 2016 and charged with engineering a financial turnaround from the losses in that year. In these years the Company has exceeded the required financial targets set by the Compensation Committee and Board of Directors and published on the Bancorp website. In 2019, net income amounted to $60 million excluding civil money penalties related to periods before the CEO was employed. In 2018 and 2017, respectively, net income was $41 million and $22 million, after excluding the sale of the safe harbor IRA portfolio in 2018. The Compensation Committee considered earnings results for a three-year period in concluding that the turn-around had exceeded expectations. The Compensation Committee monitors financial performance monthly. In addition to the improvements in income noted above, other recent financial highlights are as follows:

•	Total year-end SBLOC (securities-backed lines of credit) and IBLOC (insurance backed lines of credit) loans increased 30% year over year to $1.0 billion at December 31, 2019.
•	Small Business Loans, including those held-for-sale, increased 22% year over year to $572.6 million at December 31, 2019.
•	Average loans and leases, including loans held for sale, increased 31% to $2.5 billion for the quarter ended December 31, 2019, compared to $1.9 billion for fourth quarter 2018.
•	Average prepaid card deposits of $2.7 billion for the fourth quarter 2019, reflected an increase of 22% over the $2.2 billion for fourth quarter 2018.
•	Book value per common share at December 31, 2019 was $8.52 per share compared to $7.22 a year earlier, an increase of 18%.

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Notwithstanding the Company exceeding all requirements and metrics for the payment of bonus and equity grants, Mr. Kozlowski’s total compensation in 2018 was kept at 2017 levels as the Compensation Committee monitored financial performance sustainability. Additionally, to address shareholder input, his base salary was lowered to $755,000 in 2019 from $900,000 for 2018. Additionally, in 2019 the Compensation Committee allocated a significant portion of equity grants to options instead of restricted stock units. The Compensation Committee utilized a balanced score card matrix to assess performance as follows:

Balanced Score Card: CEO Performance Matrix

	Pre-established requirements for incentive compensation	Did not meet	Substantially met	Exceeded
Financial & Strategic Performance	Publicly Announced Financial Metrics (a)			x
	Strategic Agenda (b)			x
	Integrated Business Plan Objectives (c)			x
Stock Performance	Peer Group (d)			x
	Russell 2000 (d)			x
	KBW Bank Index (d)			x
Enterprise Risk Management	Credit Risk Management (e)			x
	Compliance Risk Management (f)			x
	Regulatory (f)			x

(a)	Publicly Announced Financial Metrics: The Company publishes its financial goals on its website. For 2019, the previously published goals were: return on assets of 1.20%, a return on equity of 14% and a tier 1 capital to average assets ratio of at least 8.5%. After adding back civil money penalties of $1.4 million and $7.5 million, which related to orders and actions prior to Mr. Kozlowski’s employment, the return on assets was 1.28% and the return on equity was 13.5%. The tier 1 capital to average assets ratio was 9.6% at December 31, 2019. Thus, financial parameters were exceeded in 2019. In 2018, the return on assets and return on equity was 2.07% and 24.3%, which reflected the sale of the safe harbor IRA deposit portfolio.
(b)	Strategic Agenda: The strategic agenda included specific strategic objectives which are required to be met. Those objectives and related performance are as follows. A. Capture securities backed lines of credit (SBLOC) and insurance backed lines of credit (IBLOC) market share with a newly automated origination application: Additional SBLOC and IBLOC market share was captured with the implementation of Talea software, which was implemented. In 2018, balances for these categories increased by 8%, and in 2019 balances increased by 30%. B. Expand commercial real estate securitizations: Commercial real estate securitizations were expanded with greater than projected results. The total of loans securitized increased from $459 million in 2017 to $638 million in 2018 and $1.2 billion in 2019, or respective year over year increases of 39% and 94%. C. Institutionalize the innovation process: The innovation process was institutionalized, by creating a formal application and submission protocol, vetting process and formal award and recognition process.
(c)	Integrated Business Plan Objectives: As part of the budget process, each line of business established goals which supported the attainment of companywide financial goals as detailed above. Actual results are compared to each line of business’s pre-established goals and reported to the Board of Directors quarterly. The specific line of business goals for all six operating departments were concluded to have been exceeded, since the overall financial requirements in footnote (a) had been exceeded. However, in addition to revenue goals, certain of the 58 goals related to departmental improvements warranted review. Upon such review, it was concluded that of the 58 departmental goals, 54 were concluded to have been achieved, which exceeded expectations.
(d)	Stock Performance: In the three-year period ended December 31, 2019, the Russell 2000 Index appreciated 23%, while the KBW Bank Index appreciated 24%. Bancorp (stock symbol TBBK), appreciated 65% over that period, more than two times those indices. Performance compared to the peers selected by the Compensation Committee was in the 90th percentile, and thus also warranted an exceeded rating.

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(e)	Credit Risk Management: The target of 25% year over year reductions in discontinued assets was exceeded. Discontinued assets were reduced 29% to $140.7 million at year end 2019, and 35% to $197.8 million at year end 2018 from $304.3 million at year end 2017. Additionally, the higher reduction in discontinued assets did not result in significant additional losses. Exceeding those two defined parameters resulted in the exceeded rating.
(f)	The Board of Directors monitors compliance issues at its monthly meetings. Resolution of compliance issues has been objectively measured by the compliance “encyclopedia”, which is a compendium of required compliance resolutions. Substantially all of such items had been independently validated by the compliance department, which resulted in an “exceeded” rating. While correcting these existing compliance issues was a priority for the Compensation Committee, under Mr. Kozlowski’s leadership, additional regulatory controls were strengthened.

As a result of a 70% affirmative advisory vote at the 2019 annual meeting, the Company reached out to its stockholders. The Chief Financial Officer and Chief Executive Officer are the Company’s primary representatives who meet with investors. In 2019, these officers met with stockholders owning more than 50% of the Company’s Common Shares. Related stockholder feedback resulted in structural changes to the CEO’s compensation determination. A summary of the stockholder input and resulting actions are as follows:

Stockholder Input	Company Actions
The CEO’s base salary exceeds the peer median. A lower base salary better aligns pay for performance which places greater emphasis on incentive compensation and less emphasis on base salary.	In 2019, the CEO’s base salary was $755,000, compared to $900,000 in 2018.

The CEO’s equity awards upon his hire included a significant amount of stock options, but 2017 and 2018 grants consisted solely of restricted stock units. Stock options provide greater incentive for pay for performance, since the value of that compensation is driven exclusively by the increase in stock price after the grant date.

In 2019, a significant allocation of equity compensation granted was awarded as stock options. As of December 31, 2019, Mr. Kozlowski had 116,592 unvested restricted stock units versus 365,104 stock options.
Publicizing the pre-established financial targets required to be achieved for pay for performance awards on the Company’s website, creates transparency and accountability for pay for performance.

Pre-established financial and other goals are presented on the Company’s website and were used in the determination of cash bonus and equity incentive compensation. http://investors.thebancorp.com/Presentations

Increases in net income and other performance measures have been significant, but related financial performance sustainability should be considered.

Total CEO compensation for 2018 was maintained at 2017 levels, notwithstanding the significant increases in net income, return on assets and return on equity in 2017, with further increases in 2018. After continued sustained earnings, cash bonus and equity compensation in 2019 was increased while base salary was decreased. The Compensation Committee continues to validate sustainability of financial performance including return on assets, return on equity and other measures.

Comparisons to peers on key financial metrics provide a tool to help determine that financial goals adequately reward stockholders.

The Compensation Committee added peer comparisons for return on assets and equity to its decision parameters. The detailed financial targets required for pay for performance awards on the Company’s website are also compared to peers.

Some companies use grids or assign percentages to their various pre-established metrics which weight those factors in incentive compensation awards.	In 2019, the Compensation Committee required that the Company achieve pre-established metrics for the award of incentive compensation. The grid immediately precedes this section under “Balanced Score Card: CEO Performance Matrix”. In 2019, the Compensation Committee determined that grid component requirements were exceeded.

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Compensation Objectives and the Focus of Compensation Awards

The Company's compensation policies are intended to provide appropriate compensation packages to motivate, reward, attract and retain talented and experienced executive officers, and support the management succession plan. The policies are also intended to manage the Company's compensation costs.

The Compensation Committee believes that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. Executive officers are rewarded in order to attract and retain highly qualified individuals and to motivate them to perform in a manner that maximizes corporate performance.

The Company's executive compensation program consists of three elements to reward and motivate its executive officers in line with the Compensation Committee's objectives described above:

•	base salary;

•	cash bonuses; and

•	long-term equity incentives reflected in grants of stock options, restricted stock awards and phantom units.

The criteria for CEO cash bonuses and long-term equity incentives are shown in the “Balanced Score Card: CEO Performance”.

Generally, the Compensation Committee reviews annually the Company's mix of short-term performance incentives versus longer-term incentives.  It primarily focuses compensation on base salary and equity incentives with additional consideration for cash bonuses. The Compensation Committee has not established set percentages of short-term versus long-term incentives. Instead, it looks to provide a reasonable balance between those incentives and base salary. The Compensation Committee's policy for allocating between long-term and currently paid compensation is to set base compensation at levels adequate to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. As discussed in "Specific Elements of the Compensation Program," below, the Company provides cash compensation in the form of base salary to meet competitive salary norms. The Company also provides non-cash equity compensation to align this form of compensation with shareholder interests and the Company's long-term strategic goals. Cash bonuses provide a shorter-term incentive which may align with competitive norms, acknowledge and reward specific accomplishments and assist in compensation expense management. Because of performance generally in years prior to 2017, cash bonuses were not previously paid. As a result of either achieving or exceeding pre-established financial goals, including revenue increases and sustainable expense reductions, cash bonuses were subsequently paid to selected named executive officers with the rationales and conclusions noted in “Determination of Compensation Amounts”. In 2019, pretax income was $81 million, excluding civil money penalties related to periods before Mr. Kozlowski was employed. In 2018, pretax income amounted to $55 million, excluding the sale of the safe harbor IRA as shown in the related graph in “Determination of Compensation Amounts” below. In 2017, pretax income was $40 million.

The Compensation Committee also "benchmarks" the Company's compensation programs to a peer group of banking institutions based upon its review of financial statements and other publicly available data. The level of these institution's total assets and their regional location are factors the Compensation Committee considers in establishing the peer group. In 2019, the Compensation Committee added two peers with certain lines of business similar to that of the Company: Greendot (prepaid card accounts) and Axos (specialized banking products). Additionally, the Compensation Committee’s peer group includes other banks supplied by McLagan, a company which provides salary databases for peer comparisons. This expanded peer group of twenty-six banks provides a wider peer group on which to assess the Company’s performance, especially return on assets and equity. The peer group is also used to compare the CEO’s compensation to peers. Although considerable knowledge about the competitiveness of the Company's compensation programs is gained through the benchmarking process, the Compensation Committee recognizes that each financial institution is unique and that significant differences in executive compensation practices exist. The Compensation Committee also considered the added complexity and earnings stream resulting from the payments businesses unique to Bancorp. For instance, while Greendot and Meta also engaged in certain payments businesses, they did not engage in the specialized SBLOC, SBA and commercial real estate securitization businesses. While the Compensation Committee considered CEO salaries in the whole 26

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bank peer group, it concluded that the banks with the most comparable lines of business and related complexities were more relevant. Accordingly, it considered the CEO compensation of Axos, Green Dot, Tri-State, Meta and Live Oak. For 2018 the CEO compensation for those banks ranged from $1.0 million to $26.9 million, with four banks higher and one bank lower than Bancorp’s 2019 compensation of $2.4 million. The base salaries of CEOs for these banks ranged from $510,000 to $945,000. Bancorp’s CEO had a base salary of $755,000 with three banks higher, one bank lower and one bank approximately equal to that amount. For 2019, the base salary of Bancorp’s CEO was reduced to approximate the peer median. The $755,000 base salary for 2019 represented a 16% decrease from 2018. After the additions discussed above, the expanded peer group is comprised of the following banks.

Axos	Meta Financial Group Inc.
Brookline Bancorp Inc.	OceanFirst Financial Corp.
Bryn Mawr Bank Corp.	Peapack-Gladstone Financial
Camden National Corp.	Provident Financial Services
ConnectOne Bancorp, Inc.	S&T Bancorp Inc.
Eagle Bancorp Inc.	Sandy Spring Bancorp Inc.
Financial Institutions Inc.	Tompkins Financial Corporation
First Commonwealth Financial	TriState Capital Holdings Inc.
Flushing Financial Corp.	TrustCo Bank Corp NY
Green Dot	United Financial Bancorp
Lakeland Bancorp	Univest Corp. of Pennsylvania
Live Oak Bancshares Inc.	Washington Trust Bancorp Inc.
Meridian Bancorp Inc.	WSFS Financial Corp.

The median asset size of the peer group is approximately $6.5 billion and Bancorp’s asset size at December 31, 2019 was $5.7 billion. The range of revenues for the peer group was $150-$380 million and Bancorp’s revenues for 2019 were $245 million.

The Compensation Committee believes that the combination of short and long-term compensation that the Company provides fulfills its objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives. The Compensation Committee also believes that the Company's incentive programs appropriately reward performance to achieve profitability and growth while at the same time allowing the Company to maintain controls over its compensation costs.

The Company did not utilize an outside compensation consultant in assessing compensation.

Compensation Methodology

The Compensation Committee ordinarily determines compensation amounts for individual NEOs for
12-month periods. The Chief Executive Officer typically provides the Compensation Committee with key elements of both the Company's and the NEOs' (other than the Chief Executive Officer's) performance as well as recommendations to assist it in determining compensation levels. The Compensation Committee determines the amount of equity awards and cash bonuses, if any, at its discretion and reviews the prior year’s performance during the first quarter of each year and at interim periods at its discretion.

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Specific Elements of the Compensation Program

Below are the specific elements of the Company's compensation program for named executive officers. A chart showing the percentage of each component to the total is as follows:

Name	Principal Position	Base Salary 2019 ($)%		2019 Cash Bonus ($)%		2019 Equity Grant ($)%		Total ($)
Damian Kozlowski	Chief Executive Officer	755,000	32	675,000	29	925,000	39	2,355,000

Paul Frenkiel	Chief Financial Officer	396,500	62	125,000	19	125,000	19	646,500

Mark Connolly	Head of Credit Markets	348,000	36	300,000	32	300,000	32	948,000

Gregor Garry	Chief Operating Officer	323,000	62	100,000	19	100,000	19	523,000

Thomas Pareigat	General Counsel	398,462	58	150,000	21	150,000	21	698,462

Note: Hugh McFadden is not included above as he retired effective December 31, 2019.

Base Salary. The Company believes that it is important to maintain a competitive salary structure to retain its existing qualified executive officers and a base pay structure consistent with similarly situated executives at similarly sized banking institutions. The Company believes that a key objective of its salary structure is to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average, considering the Company's and the individual's performance. Messieurs Frenkiel, Connolly and Pareigat did not receive increases to their base salary in either 2018 or 2017. For 2019, the base salary of each of those officers was increased in consideration of peer data for their positions. The peer data utilized was provided by McLagan, a company which provides salary databases for peer comparisons. The data consisted of regional and community banks for Messieurs Frenkiel, Pareigat and Garry, and regional and national banks for Mr. Connolly. Mr. Garry received increases to base salary in both 2019 and 2018. Those increases reflected Mr. Garry’s promotions from Chief Audit Officer, to Deputy Operations Officer and then to Chief Operating Officer in that three-year period and reflected the aforementioned peer comparisons. The CEO’s base salary was lowered from $900,000 in 2018 to $755,000 in 2019 reflecting an adjustment based on the median of the Compensation Committee’s peer group. A chart showing the changes in base salary in 2019 compared to 2018 with footnotes detailing the ranges in the peer data utilized is as follows.

Name	Principal Position	Base Salary 2018 ($)	Base Salary 2019 ($)	Percentage Increase/ (Decrease)	Peer Range of Base Salary ($) (a)
Damian Kozlowski	Chief Executive Officer	900,000	755,000	(16)%	(b)

Paul Frenkiel	Chief Financial Officer	310,660	396,500	28%	285,000-478,100
Mark Connolly	Head of Credit Markets	300,000	348,000	16%	255,000-420,000

Gregor Garry	Chief Operating Officer	273,000	323,000	18%	290,000-500,000
Thomas Pareigat	General Counsel	360,000	398,462	11%	265,000-400,000

(a)	Peer ranges reflect 50th to 90th percentile for base salary.

(b)	Mr. Kozlowski’s base salary was lowered to adjust to approximately the median of the Compensation Committee’s peer group. Thus, incentive compensation only awarded by the achievement of pre-established requirements detailed in the “Balanced Scorecard: CEO Performance Matrix”, now comprised the majority of total compensation.

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Base salaries are paid to executive officers on a bi-weekly basis and are generally reviewed annually by the Compensation Committee as described in "Compensation Methodology," above. Base pay change, if any, is normally determined after considering:

•	the executive's total itemized compensation for the prior year;

•	the executive's current base pay position relative to the peer group;

•	the Company's performance and the individual's contribution to that performance for the prior year; and

•	national and regional economic conditions, their effect upon the Company and how the executive has dealt with them within his or her area of responsibility.

Cash Bonus. The Compensation Committee evaluated the CEO for 2017, 2018 and 2019, his first three full years of employment. Notwithstanding the Company exceeding all requirements and metrics for the payment of bonus and equity grants, Mr. Kozlowski’s total compensation in 2018 was kept at 2017 levels as the Compensation Committee monitored financial performance sustainability. Additionally, to address shareholder input, his base salary was lowered to $755,000 from $900,000 effective January 1, 2019, and the Compensation Committee in 2019 did, and in the future will, allocate a significant portion of any equity grants to options instead of restricted stock units. Thus, a greater proportion of Mr. Kozlowski’s total compensation will be performance-based compensation, which may include a cash bonus.

The Compensation Committee particularly focuses on the contribution made to the Company by the NEO under consideration. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to annual bonuses for the other named executive officers, based on their respective contributions to the performance of the areas for which they are responsible. Because of improved financial performance in 2019, 2018 and 2017, cash bonuses were awarded in those years. The primary factor in the cash bonus awards in 2019 was achieving or exceeding pre-established requirements as detailed in the “Balanced Score Card: CEO Performance Matrix” under “Determination of Compensation Amounts”. In 2019 each of the pre-established criteria as shown in that matrix was determined to have been exceeded. The Compensation Committee also considered the cash bonus as a percentage of base salary. For the Chief Executive Officer, the 2019 cash bonus of $675,000 (compared to $300,000 in 2018 and $300,000 in 2017) represented approximately 89% of base salary, compared to 33% in the prior year. The increase reflected the improved financial performance of the Company and the reduction in base salary, such that incentive compensation reflected a larger proportion of total compensation. Please see the chart entitled “Balanced Score Card: CEO Performance Matrix” in the “Determination of Compensation Amounts” for the metrics for a cash bonus for the CEO. Please see the chart and footnotes under “Determination of Compensation Amounts- “Other NEOs”, which summarize the metrics for a cash bonus for the other NEOs. For the Chief Financial Officer, Paul Frenkiel, the cash bonus of $125,000 (compared to $100,000 in 2018 and $0 in 2017) was 32% of his base salary. Mr. Frenkiel’s responsibilities include all financial functions of the Company, including supporting each line of business in managing their financial operations. Mr. Frenkiel is responsible for managing the balance sheet to achieve or exceed the 8.50% tier one capital ratio. At December 31, 2019 the tier one ratio was 9.6%, after having been sustained above 9%. Mr. Frenkiel is also responsible for the investment portfolio which has ranked in the upper quartile of peers. The upper quartile peer ranking requirement was based on the yields reported in the Uniform Bank Performance Report for FDIC insured banks. For the Head of Credit Markets, Mr. Connolly, the cash bonus of $300,000 (compared to $225,000 in 2018 and $100,000 in 2017) was 86% of his base salary. Mr. Connolly oversees all lending operations and is also responsible for the disposition of the balance of discontinued operations to maximize shareholder value. Under Mr. Connolly’s leadership, loan revenues have continued their consistent increases and amounted to $127 million in 2019 compared to $95 million in 2018 and $79 million in 2017. These higher revenues reflected 22% and 30% respective growth in 2019 year-end loan balances for SBA and SBLOC with a 9% increase in year over year lease balances, after a 17% increase in yearend 2018 SBA balances. Additionally, Mr. Connolly exceeded his targeted 25% year over year reduction in discontinued assets, which were reduced 29% to $140.7 million at year end 2019, and 35% to $197.8 million at year end 2018 from $304.3 million at year end 2017.  For the Chief Operating Officer, Gregor Garry, the cash bonus of $100,000 (compared to $50,000 in 2018 and $37,500 in 2017) was 31% of his base salary. Mr. Garry is responsible for Operations, Financial Crimes Risk Management, Enterprise Risk Management, and Consumer Compliance.

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Mr. Garry also served as the Chief Risk Officer for most of 2019. In addition to supporting cost reductions related to operations, Mr. Garry continued the build out of an infrastructure which managed all outstanding regulatory issues and made additional personnel changes necessary to accelerate related progress. He also played a role in the maturation of the financial crimes Center of Excellence. Additionally, Mr. Garry assisted in the implementation of milestones in an Integrated Compliance Plan which addressed root causes for regulatory issues. This performance was acknowledged by the Compensation Committee even though Mr. Garry’s contributions were not immediately reflected in financial results. For the General Counsel, Thomas Pareigat, the cash bonus of $150,000 (compared to $100,000 in 2018 and $50,000 in 2017) represented 38% of base salary. Mr. Pareigat’s primary responsibilities include oversight, management and resolution of all legal matters affecting the Company. Mr. Pareigat reports on legal matters to the Board of Directors at its monthly meetings. The Board of Directors includes several attorneys who can assess Mr. Pareigat’s performance. Mr. Pareigat also manages a legal staff which is charged with minimizing external legal costs. Mr. Pareigat’s performance was determined to exceed expectations in these areas.

Long-Term Incentive Compensation. Long-term incentives are provided to named executive officers through the Company’s 2018 Equity Incentive Plan (“2018 Plan”). The 2018 Plan permits the grant of stock options, restricted stock awards, stock appreciation rights and phantom units. Stock options are granted to named executive officers at exercise prices equal to the then current market price of the Company's Common Shares. Awards under the 2018 Plan are granted based on the Company's financial performance and each executive's contribution to such performance. Overall, the objective of long-term incentive compensation awards is to tie the interests of named executive officers directly to increases in stockholder value. The criteria utilized for each NEO is that which is used for cash bonuses as discussed directly above under “Cash Bonus” and presented in a chart under “Other NEOs”. In 2019, to balance the short-term incentive of cash bonus, equity grants were made in the same dollar amounts as the cash bonuses. These equity awards for 2019 consist of restricted stock units which vest over three years. Additionally, Mr. Kozlowski received $250,000 of stock options, as priced on the day of grant under the black- scholes method.

Compensation Risk Analysis

As a financial holding company regulated by the Federal Reserve Bank, which has a subsidiary bank regulated by the FDIC and the State of Delaware, the Company adheres to defined risk guidelines, practices and controls to ensure the safety and soundness of the institution.  The Company's management and Board of Directors conduct regular reviews of its business to ensure that it is operating within appropriate regulatory guidelines and with appropriate practices, supplemented by its internal audit function.

During 2019, the Compensation Committee reviewed the Company's compensation practices to determine that (1) base salaries are appropriately competitive in light of overall compensation; (2) the Company's use of equity grants provides appropriate long term incentives; (3) the Company offered an appropriate mix of cash and equity compensation to facilitate the alignment of the interests of the Company's senior executives with those of the Company and its stockholders; and (4) cash bonuses are balanced with other compensation to incent financial performance and safety and soundness while managing compensation expense. In light of regulatory releases, the ultimate goal of the review was to assess the design, governance, policies and procedures of the Company's compensation structure to ensure that, as designed and executed, it does not motivate excessive risk-taking that could adversely impact the long-term value of the Company.

After conducting the review, the Compensation Committee concluded that the Company's incentive programs do not motivate or encourage unnecessary or excessive risk taking.  This conclusion reflected a review of the Company's structure to determine that credit and other new business approvals are independent of new business efforts.  Other factors, such as fostering an appropriate risk management culture, were also considered. The Company will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk taking that could adversely impact the long-term value of the Company.

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Determination of Compensation Amounts

Pay for Performance and “At-Risk” Compensation

The Compensation Committee has established specific pay for performance requirements which must be achieved before incentive compensation, which comprises the majority of CEO compensation, is awarded. In 2019, approximately two-thirds of total CEO compensation were comprised of incentive compensation for achieving and exceeding these pre-established requirements Accordingly, most of the CEO compensation is “at risk” as it is dependent on the achievement of specific shareholder return, financial performance and other requirements. The financial goals have been established in advance and are publicly available on the Company’s website. As prior period financial performance requirements were achieved, the website has been updated for future financial performance requirements, which have been further increased. The “Balanced Score Card: CEO Performance Matrix” below summarizes the requirements for incentive at-risk compensation. In 2019, the at-risk component of the CEO’s total compensation was $1,610,000 (67% of total compensation), while base salary of $755,000 comprised approximately one-third of total compensation.

CEO Compensation Determination Factors

The Compensation Committee evaluated the performance of our Chief Executive Officer, Damian Kozlowski, for 2017, 2018 and 2019, his first three full years of employment since his hire in 2016. Notwithstanding the Company exceeding all requirements and metrics for the payment of bonus and equity grants, Mr. Kozlowski’s total compensation in 2018 was kept at 2017 levels as the Compensation Committee monitored financial performance sustainability. Additionally, to address shareholder input, his base salary was lowered to $755,000 from $900,000 effective January 1, 2019, and the Compensation Committee determined to allocate a significant portion of any future equity grants to options instead of restricted stock units beginning in 2019. An analysis of the metrics for the payment of CEO compensation is as follows.

Balanced Score Card: CEO Performance Matrix

	Pre-established requirements for incentive compensation	Did not meet	Substantially met	Exceeded
Financial & Strategic Performance	Publicly Announced Financial Metrics (a)			x
	Strategic Agenda (b)			x
	Integrated Business Plan Objectives (c)			x
Stock Performance	Peer Group (d)			x
	Russell 2000 (d)			x
	KBW Bank Index (d)			x
Enterprise Risk Management	Credit Risk Management (e)			x
	Compliance Risk Management (f)			x
	Regulatory (f)			x

(a)	Publicly Announced Financial Metrics: The Company publishes its financial goals on its website. For 2019, the previously published goals were: return on assets of 1.20%, a return on equity of 14% and a tier 1 capital to average assets ratio of at least 8.5%. After adding back civil money penalties of $1.4 million and $7.5 million, which related to orders and actions prior to Mr. Kozlowski’s employment, the return on assets was 1.28% and the return on equity was 13.5%. The tier 1 capital to average assets ratio was 9.6% at December 31, 2019. Thus, financial parameters were exceeded in 2019. In 2018, the return on assets and return on equity was 2.07% and 24.3%, which reflected the sale of the safe harbor IRA deposit portfolio.
(b)	Strategic Agenda: The strategic agenda included specific strategic objectives which are required to be met. Those objectives and related performance are as follows. A. Capture securities backed lines of credit (SBLOC) and insurance backed lines of credit (IBLOC) market share with a newly automated origination application: Additional SBLOC and IBLOC market share was captured with the implementation of Talea software, which was implemented. In 2018, balances for these

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categories increased by 8%, and in 2019 balances increased by 30%. B. Expand commercial real estate securitizations: Commercial real estate securitizations were expanded with greater than projected results. The total of loans securitized increased from $459 million in 2017 to $638 million in 2018 and $1.2 billion in 2019, or respective year over year increases of 39% and 94%. C. Institutionalize the innovation process: The innovation process was institutionalized, by creating a formal application and submission protocol, vetting process and formal award and recognition process.

(c)	Integrated Business Plan Objectives: As part of the budget process, each line of business established goals which supported the attainment of companywide financial goals as detailed above. Actual results are compared to each line of business’s pre-established goals and reported to the Board of Directors quarterly. The specific line of business goals for all six operating departments were concluded to have been exceeded, since the overall financial requirements in footnote (a) had been exceeded. However, in addition to revenue goals, certain of the 58 goals related to departmental improvements warranted review. Upon such review, it was concluded that of the 58 departmental goals, 54 were concluded to have been achieved, which exceeded expectations.
(d)	Stock Performance: In the three-year period ended December 31, 2019, the Russell 2000 Index appreciated 23%, while the KBW Bank Index appreciated 24%. Bancorp (stock symbol TBBK), appreciated 65% over that period, more than two times those indices. Performance compared to the peers selected by the Compensation Committee was in the 90th percentile, and thus also warranted an exceeded rating.
(e)	Credit Risk Management: The target of 25% year over year reductions in discontinued assets was exceeded. Discontinued assets were reduced 29% to $140.7 million at year end 2019, and 35% to $197.8 million at year end 2018 from $304.3 million at year end 2017. Additionally, the higher reduction in discontinued assets did not result in significant additional losses. Exceeding those two defined parameters resulted in the exceeded rating.
(f)	The Board of Directors monitors compliance issues at its monthly meetings. Resolution of compliance issues has been objectively measured by the compliance “encyclopedia”, which is a compendium of required compliance resolutions. Substantially all of such items had been independently validated by the compliance department, which resulted in an “exceeded” rating. While correcting these existing compliance issues was a priority for the Compensation Committee, under Mr. Kozlowski’s leadership, additional regulatory controls were strengthened.

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As a result of a 70% affirmative advisory vote at the 2019 annual meeting, the Company reached out to its stockholders to obtain feedback on company performance and any other matters of interest to stockholders. The Chief Financial Officer and Chief Executive Officer are the Company’s primary representatives who meet with investors. Mr. Frenkiel addressed executive compensation with stockholders. In 2019, these officers met with stockholders owning more than 50% of the Company’s Common Shares. Related stockholder feedback resulted in structural changes to the CEO’s compensation determination. A summary of the stockholder input and resulting actions are as follows:

Stockholder Input	Company Actions
The CEO’s base salary exceeds the peer median. A lower base salary better aligns pay for performance which places greater emphasis on incentive compensation and less emphasis on base salary.	In 2019, the CEO’s base salary was $755,000, compared to $900,000 in 2018.

The CEO’s equity awards upon his hire included a significant amount of stock options, but 2017 and 2018 grants consisted solely of restricted stock units. Stock options provide greater incentive for pay for performance, since the value of that compensation is driven exclusively by the increase in stock price after the grant date.

In 2019, a significant allocation of equity compensation granted was awarded as stock options. As of December 31, 2019, Mr. Kozlowski had 116,592 unvested restricted stock units versus 365,104 stock options.
Publicizing the pre-established financial targets required to be achieved for pay for performance awards on the Company’s website, creates transparency and accountability for pay for performance.

Pre-established financial and other goals are presented on the Company’s website and were used in the determination of cash bonus and equity incentive compensation. http://investors.thebancorp.com/Presentations

Increases in net income and other performance measures have been significant, but related financial performance sustainability should be considered.

Total CEO compensation for 2018 was maintained at 2017 levels, notwithstanding the significant increases in net income, return on assets and return on equity in 2017, with further increases in 2018. After continued sustained earnings, cash bonus and equity compensation in 2019 was increased while base salary was decreased. The Compensation Committee continues to validate sustainability of financial performance including return on assets, return on equity and other measures.

Comparisons to peers on key financial metrics provide a tool to help determine that financial goals adequately reward stockholders.

The Compensation Committee added peer comparisons for return on assets and equity to its decision parameters. The detailed financial targets required for pay for performance awards on the Company’s website are also compared to peers.

Some companies use grids or assign percentages to their various pre-established metrics which weight those factors in incentive compensation awards.

In 2019, the Compensation Committee required that the Company achieve pre-established metrics for the award of incentive compensation. The grid immediately precedes this section under “Balanced Score Card: CEO Performance Matrix”. In 2019, the Compensation Committee determined that grid component requirements were exceeded.

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Other Considerations

Mr. Kozlowski was named the Company’s CEO in June 2016, a year in which the Company had significant regulatory requirements outstanding, and in which it incurred losses. He was engaged because of his proven experience in:

a.	financial turn-around;
b.	improving the bank’s compliance with regulatory requirements; and
c.	reducing financial and regulatory risk, while sustaining financial performance.

The Compensation Committee evaluated the Company’s performance in each of the areas above as follows:

a.	Financial turn around

Mr. Kozlowski was engaged as CEO in June 2016 and charged with engineering a financial turnaround from the losses in that year. The Company exceeded the required financial targets set by the Board of Directors and published on the Bancorp website. In 2019, net income amounted to $60 million excluding civil money penalties related to periods before he was employed. In 2018 and 2017, respectively, net income was $41 million and $22 million, after excluding the sale of the safe harbor IRA portfolio in 2018. The Compensation Committee considered earnings results for a three-year period in concluding that the turn-around had exceeded expectations.

b.	Improving the bank’s compliance with regulatory requirements

The Board of Directors including the Compensation Committee has monitored the implementation of a unique software system for BSA, as well as other infrastructure improvements. These include the creation of a Center of Excellence for BSA and related regulatory requirements. The system and infrastructure have been largely implemented and enhancements continue to be made. Virtually all the items in the regulatory “encyclopedia”, a compendium of all outstanding regulatory findings or recommendations, have been validated.

c.	Reducing financial and regulatory risk, while sustaining financial performance

During Mr. Kozlowski’s 3.5-year tenure, the Company has sold or otherwise disposed of the majority of its higher risk discontinued assets and related investment in unconsolidated entity. Additionally, higher risk lines of business such as European operations were sold, while lower charge-off lending lines have grown significantly, with total loans outstanding increasing 21% at yearend 2019 over the prior year end with a comparable 8% increase at yearend 2018.

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In addition to the key areas set forth above, under the oversight of the CEO, new sources of revenue, including the rapid funds product, were initiated, an innovation framework and process was created, operating platforms were reengineered, including a securities-backed line of credit platform to facilitate scalability, and corporate culture was enhanced to include a formal diversity and inclusion program.

A graphic representation of income before taxes shows the improvement in income from 2016. The three full years in which Mr. Kozlowski has served as CEO show dramatic improvements. Excluding the gain on sale of the safe harbor in 2018, income before tax increased to $72.5 million in 2019 from $54.8 million in 2018 and $40.4 million in 2017.

Damian Kozlowski joins Bancorp as CEO in June 2016

The following factors impact the Compensation Committee’s determination of the amounts of cash bonus and equity awards for pay for performance:

1.	Pre-established, Publicly Disclosed Financial Goals

In determining the Chief Executive Officer’s compensation, the Compensation Committee established specific, pre-set financial goals. See “Balanced Score Card: CEO Performance Matrix” above. For transparency, these goals were posted on the Company’s website. These goals were achieved sooner than expected and the goals for 2019 were increased and updated on the Company’s website. Achieving and exceeding these goals validated maintenance of base salary for 2018 at the original level necessary to retain the services of the current CEO. After sustained financial improvement, and exceeding pre-set financial and other targets, cash bonus and equity compensation were increased in 2019. Base salary was decreased in that year, to emphasize “pay for performance”.

2.	Performance versus Peers

The Compensation Committee refined its peer group in 2019 as detailed under “Compensation Objectives and the Focus of Compensation Awards”. While it did review the results of comparisons with its prior smaller peer group, the Compensation Committee now utilizes only one peer group, comprised of twenty-six banks. The Company’s 2.07% return on assets was significantly more than that peer group which averaged in the 1.2% range, which was also the approximate median. The Company’s 24.26% return on equity also significantly exceeded peer averages in the 11% range, which was also the approximate median. Both the return on assets and return on equity were in the top quartile of these peer groups. The Company’s progress toward ultimately achieving 2018 performance in the top quartile of peers validated maintenance of CEO base salary for 2018 at the original level necessary to engage the CEO in 2016. It also validated the 2018 cash and restricted stock equity awards at the levels necessary to retain the CEO’s service. The sustained multiyear improvements in financial performance validated the 2019 increases in cash bonus and equity compensation. As noted previously, base salary was nonetheless reduced to the approximate median of the Compensation Committee’s peer group effective January 2, 2019, to increase the pay for performance element of compensation.

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3.	Three-Year Analysis of CEO Compensation and Comparison of CEO Total Compensation to Peers

Mr. Kozlowski’s total compensation was $1.5 million in both 2017 and 2018. In 2018, the Compensation Committee considered the following: a. that pre-established financial goals were exceeded ahead of schedule b. financial performance was in the upper quartile of peers, and c. the other pre-established goals set by the Board of Directors had been satisfied. Nonetheless, total compensation in 2018 was maintained at the same level as 2017. For 2017 and 2018, the CEO’s total compensation was below the 2017 total compensation (the most recent year available) of the Compensation Committee’s 26 bank peer group. Mr. Kozlowski’s total compensation for 2018 of $1.5 million, compared to 2017 median compensation of $2.0 million for the 26-bank peer group. As discussed above in item 2, Performance versus Peers, Mr. Kozlowski’s performance in the top quartile and his total compensation below the median supported the relatively high base salary in 2018 and equity grants as restricted stock in 2018. However, since the Compensation Committee decided that the initial turn-around period since Mr. Kozlowski’s June 2016 hire date concluded in 2018, 2019 base salary was reduced. After monitoring the sustained financial performance of the Company and the exceeding of financial and non-financial metrics, the Compensation Committee increased cash bonus and equity awards in 2019.

4.	Other Goals

In addition to pre-established and publicly disclosed financial parameters on the Company’s website and financial performance comparisons with peer groups, the Board of Directors pre-established other goals in the form of a strategic agenda. The strategic agenda was comprised of the following: institutionalize the innovation process, capture securities backed lines of credit and insurance backed lines of credit market share with a newly automated origination application, build out rapid funds transfer capability, improve data analysis, expand commercial real estate securitization, improve leasing platform, mature financial crimes center of excellence and create core value statement and strengthen the Bancorp community. The Board of Directors and Compensation Committee were advised of progress on these goals and determined that results exceeded these targets. The Compensation Committee reviewed each of these goals and determined that they had been either fully implemented or significant progress had been made to satisfy the Compensation Committee as outlined above. Especially important to the Compensation Committee was the progress made on regulatory issues.

5.	Risk Considerations

The Compensation Committee viewed the Board of Director’s financial and other publicly disclosed goals in tandem with the institution’s risk profile. For financial performance especially, levels of risk required ongoing consideration so as not to incentivize excessive risk taking. Accordingly, specific percentages of additional compensation were not assigned to specific measures of performance. Instead, risk would be considered as part of a balanced scorecard approach. Upon its review, the Compensation Committee determined that risk had been reduced, while financial performance had been significantly improved. Significant reductions in higher risk discontinued operations loans had been exceeded by growth in lower credit loss lines of business such as securities-backed lines of credit. The sale of the IRA portfolio concluded the sale of niche deposit lines of business which had unique risk elements. A significant component of the improvement in financial performance resulted from expense reductions which also had been demonstrated not to result in additional risk. Accordingly, risk had been reduced, while financial performance had been significantly improved.

All five factors above supported increased 2019 compensation levels. All the pre-established financial goals were either achieved or significantly exceeded while risk was decreased. Performance of return on assets and return on equity versus peers placed the Company in the upper quartile of its 26-bank peer group. while total CEO compensation in 2019 was less than peer medians. Pre-established strategic, non-quantifiable goals, which would impact financial performance in the future were all either met or showed expected progress. The Compensation Committee received frequent updates from Board subcommittees and other reporting to monitor the regulatory related and other goals to reach this conclusion.

As a result of the Company’s progress as described above, Chief Executive Officer Damian Kozlowski was awarded $675,000 of restricted stock units vesting over three years and a $675,000 cash bonus. Additionally, $250,000 of his total compensation was allocated to stock options, vesting over four years. To better align Mr. Kozlowski’s pay for performance, and be responsive to stockholder input, his annual base salary of $900,000 for both 2017 and 2018, was reduced to $755,000, effective January 1, 2019. The Compensation Committee will continue to evaluate Mr. Kozlowski’s performance with respect to his multi-year plan which projects increasing profitability in each year.

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Other NEOs

A chart of NEO compensation is as follows: The footnotes to the chart list the pre-established requirements for cash bonus and equity grants. The 2019 equity grants consisted of restricted stock units vesting over three years. Additionally, Mr. Kozlowski received $250,000 of stock options vesting over four years.

Name	Principal Position	Base Salary 2019 ($)	2019 Cash Bonus ($)	% of Base Salary	2019 Equity Grant ($)	% of Base Salary
Damian Kozlowski	Chief Executive Officer	755,000	675,000	89%	925,000	123%
Paul Frenkiel (a)	Chief Financial Officer	396,500	125,000	32%	125,000	32%
Mark Connolly (b)	Head of Credit Markets	348,000	300,000	86%	300,000	86%
Gregor Garry (c)	Chief Operating Officer	323,000	100,000	31%	100,000	31%
Thomas Pareigat (d)	General Counsel	398,462	150,000	38%	150,000	38%
Hugh McFadden (e)	Former Chief Operating Officer-Retired 12/31/19

(a)	Mr. Frenkiel’s responsibilities include all financial functions of the Company, including supporting each line of business in managing their financial operations. Mr. Frenkiel is responsible for managing the balance sheet to achieve or exceed the 8.50% tier one capital ratio. At December 31, 2019 the tier one ratio was 9.6%, after having been sustained above 9%. Mr. Frenkiel is also responsible for the investment portfolio which has ranked in the upper quartile of peers. The upper quartile peer ranking requirement was based on the yields reported in the Uniform Bank Performance Report for FDIC insured banks.
(b)	Mr. Connolly oversees all lending operations and is also responsible for the disposition of the balance of discontinued operations to maximize stockholder value. Under Mr. Connolly’s leadership, loan revenues have continued their consistent increases and amounted to $127 million in 2019 compared to $95 million in 2018 and $79 million in 2017. These higher revenues reflected 22% and 30% respective growth in 2019 year-end loan balances for SBA and SBLOC with a 9% increase in year over year lease balances, after a 17% increase in yearend 2018 SBA balances. Additionally, Mr. Connolly exceeded his targeted 25% year over year reduction in discontinued assets, which were reduced 29% to $140.7 million at year end 2019, and 35% to $197.8 million at year end 2018 from $304.3 million at year end 2017.
(c)	Mr. Garry is responsible for Operations, Financial Crimes Risk Management, Enterprise Risk Management, and Consumer Compliance. Mr. Garry also served as the Chief Risk Officer for most of 2019.

In addition to supporting cost reductions related to operations, Mr. Garry continued the build out of an infrastructure which managed all outstanding regulatory issues and made additional personnel changes necessary to accelerate related progress. He also played a role in the maturation of the financial crimes Center of Excellence. This performance was acknowledged by the Compensation Committee even though Mr. Garry’s contributions were not immediately reflected in financial results. Additionally, Mr. Garry also assisted in the implementation of milestones in an Integrated Compliance Plan which addressed root causes for regulatory issues.

(d)	Mr. Pareigat’s primary responsibilities include oversight, management and resolution of all legal matters affecting the Company. Mr. Pareigat reports on legal matters to the Board of Directors at its monthly meetings. The Board of Directors includes several attorneys who can assess Mr. Pareigat’s performance. Mr. Pareigat also manages a legal staff which is charged with minimizing external legal costs. Mr. Pareigat’s performance was determined to exceed expectations in these areas.
(e)	Mr. McFadden, the former Chief Operating Officer, retired on December 31, 2019. His compensation is shown in the “Summary Compensation Table” below. In addition to significant participation in cost reductions related to operations, Mr. McFadden created an infrastructure which managed all outstanding regulatory issues and made personnel changes necessary to accelerate related progress. In 2017, 2018 and

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2019, Mr. McFadden provided daily oversight in the resolution of those issues. He also oversaw the implementation of milestones in an Integrated Compliance Plan which addressed root causes for regulatory issues. Additionally, Mr. McFadden played an executive role in the formation of the financial crimes Center of Excellence which was initiated and matured during his tenure. The above represented Mr. McFadden’s requirements for bonus and equity compensation, which did not have immediate financial impact but were crucial in satisfying regulatory requirements.

Director Compensation

The Compensation Committee also oversees an annual compensation evaluation of the Board of Directors. A survey of twenty-four institutions was performed to confirm that Board of Director compensation fell within appropriate peer ranges based on that survey. The Compensation Committee granted equity with a market value at date of grant of approximately $73,800 to independent directors in 2019, to align their interests with other stockholders. The $73,800 was added to cash compensation and that total was compared to the survey of other institutions. Directors also received an annual fee of $75,000 and are paid separately for committee meetings. The annual fee and per meeting fees were not increased in 2019 compared to 2018. See “Director Compensation Table.”

The Compensation Committee reiterated its previously approved compensation recoupment policy as follows:

Compensation Recoupment Policy

The compensation recoupment policy applies if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the federal securities laws. In the event of such a restatement, the Compensation Committee will determine, in its discretion, whether (1) NEOs, regardless of whether they were directly responsible for the restatement, or (2) all other recipients of cash-based or equity-based incentive compensation who were directly responsible for the restatement, have received any cash-based or equity-based incentive compensation that they would not have been entitled to receive under the restated results. In the event of any future financial restatements, the Audit Committee will evaluate the facts and formally consider whether any compensation recoupment (clawback) from any Company officer is warranted.

The Compensation Committee then will take such actions as it deems necessary or appropriate, depending on all the facts and circumstances as determined during its review, including (i) the recoupment of all or part of any such excess compensation, (ii) recommending disciplinary actions to the Board of Directors, up to and including termination, and/or (iii) the pursuit of other available remedies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above and has discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

Walter T. Beach, Chairman

Hersh Kozlov

William H. Lamb

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the NEOs for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($) (1)	Option Awards ($) (2)	All other compensation ($) (3)	Total

Damian Kozlowski	2019	755,000	675,000	675,000	250,000	10,476	2,365,476
Chief Executive Officer (4)	2018	900,000	300,000	300,000	-	9,324	1,509,324
	2017	900,000	300,000	300,000	-	13,106	1,513,106

Paul Frenkiel	2019	396,500	125,000	125,000	-	18,560	665,060
Chief Financial Officer/	2018	310,660	100,000	100,000	-	18,396	529,096
Secretary	2017	310,000	-	-	-	18,595	328,595

Mark Connolly	2019	348,000	300,000	300,000	-	9,424	957,424
Executive Vice President/	2018	300,000	225,000	225,000	-	8,862	758,862
Head of Credit Markets	2017	300,000	100,000	100,000	-	5,469	505,469

Gregor Garry	2019	323,000	100,000	100,000	-	6,559	529,559
Executive Vice President/	2018	273,000	50,000	50,000	-	8,929	381,929
Chief Operating Officer	2017	220,665	37,500		-	8,684	266,849

Thomas Pareigat	2019	398,462	150,000	150,000	-	17,321	715,783
Executive Vice President/	2018	360,000	100,000	100,000	-	16,884	576,884
General Counsel	2017	360,000	50,000	50,000	-	16,686	476,686

Hugh McFadden	2019	300,000	350,000	350,000	-	94,870	1,094,870
Executive Vice President/	2018	300,000	250,000	250,000	-	82,090	882,090
Chief Operating Officer (5)	2017	300,000	100,000	100,000	-	33,190	533,190

(1)	Reflects the aggregate grant date fair value of stock awards granted during each of the last three fiscal years in accordance with FASB ASC Topic 718.
(2)	Reflects the aggregate grant date fair value of stock options granted in accordance with FASB ASC Topic 718. There were no option awards in 2017 or 2018.
(3)	Represents the aggregate dollar amount for each NEO for perquisites and other personal benefits comprised of the Company's contributions to its 401(k) savings plan, insurance premiums and personal use of automobiles. For Mr. McFadden, other compensation includes $90,479, $77,722 and $27,622 for housing allowance and other living expenses in 2019, 2018 and 2017, respectively.
(4)	Effective January 1, 2019, the Compensation Committee reduced Mr. Kozlowski’s base salary from $900,000 per year to $755,000 per year to increase the proportion of his incentive compensation as a result of stockholder feedback.
(5)	Mr. McFadden retired effective December 31, 2019.

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Ratio of Chief Executive Officer Pay to Median Pay

Ratio of Chief Executive Officer Pay to Median Pay

For 2019, the median of the annual total compensation of all employees of the Company, other than the Chief Executive Officer (CEO), was $78,832, and the total compensation of the CEO was $2,365,476, as reported in the Summary Compensation Table above.  Based on this information, for 2019, the CEO’s annual total compensation was 30 times that of the median of the annual total compensation of all employees.

To identify the median of the annual total compensation of all of the Company’s employees, as well as to determine the annual total compensation of the median employee and the CEO, the Company took the following steps:

•	The Company determined that as of the payroll for December 20, 2019, there were 614 employees. This population consisted of the Company’s full-time and an insignificant number of part-time workers. Independent contractors were not included in the analysis. December 20, 2019 was selected as the date to identify the “median employee” because it was the last payroll date within the last three months of 2019, and it enabled the Company to make such identification in a reasonably efficient and economical manner.

•	To identify the “median employee”, the Company analyzed the salary, wages and overtime pay of all employees, to account for employees who had only worked a portion of the year. It also considered additional compensation consisting of 401(k) matches and health insurance. Since less than 10% of Company employees receive equity awards, such awards were excluded from the compensation measure.

•	The Company identified its median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Since all Company employees are located in the United States, including the CEO, the Company did not make any cost of living adjustments.

•	Once the median employee was identified, the Company combined the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $78,832. The difference between such employee’s salary, wages and overtime pay and the employee’s annual total compensation represents the estimated value of health care benefits which were estimated at $9,615 per employee, which includes coverage for dependents. The Company’s 401(k) match was also included in the compensation analysis.

•	With respect to the total annual compensation of the CEO, the Company used the amount reported in the “Total” column of the Summary Compensation Table above.

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Equity Compensation Plan Information

	RSU's to be issued upon vesting of outstanding grants	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
		(a)	(b)	(c)
1999 Omnibus plan	-	221,000	$9.60	-
2005 Omnibus plan	-	174,000	$7.81	-
Stock option and equity plan of 2011	-	551,500	$8.60	-
Stock option and equity plan of 2013	107,485	300,000	$6.75	-
2018 Equity incentive plan	1,146,442	65,104	$8.57	284,143
Total	1,253,927	1,311,604	$8.24	284,143

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Award: Number of Shares of Stock or Units (#)	Fair Market Value on Date of Grant ($/Share)	All Other Option Awards: Number of Securities Underlying Options (#)	Fair Market Value on Date of Grant ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Damian Kozlowski	02/08/19	78,763	8.57	65,104	3.84	925,000

Paul Frenkiel	02/08/19	14,586	8.57	-	-	125,000

Mark Connolly	02/08/19	35,006	8.57	-	-	300,000

Gregor Garry	02/08/19	11,669	8.57	-	-	100,000

Thomas Pareigat	02/08/19	17,503	8.57	-	-	150,000

Hugh McFadden	02/08/19	40,840	8.57	-	-	350,000

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Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the current holdings by the Company's NEOs of stock options and stock awards that have not vested.

			Option Awards(1)			Stock Awards
Name	Grant Date	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Options exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (2) (#)	Market value of shares or units of stock that have not vested (3) ($)
Damian Kozlowski	06/01/2016	225,000	75,000	6.75	06/01/2026	-	-
	02/03/2017	-	-	-	-	19,763	256,326
	05/16/2018	-	-	-	-	18,066	234,316
	02/08/2019	-	65,104	8.57	02/08/2019	-	-
	02/08/2019	-	-	-	-	78,763	1,021,556
	Total	225,000	140,104	-	-	116,592	1,512,198

Paul Frenkiel	05/07/2010	25,000	-	7.81	05/06/2020	-	-
	12/24/2010	38,000	-	9.84	12/24/2020	-	-
	08/11/2011	38,000	-	7.36	08/11/2021	-	-
	01/25/2012	40,000	-	8.50	01/25/2022	-	-
	01/23/2013	20,000	-	10.45	01/23/2023	-	-
	05/16/2018	-	-	-	-	5,962	77,327
	02/08/2019	-	-	-	-	14,586	189,180
	Total	161,000	-	-	-	20,548	266,507

Mark Connolly	02/03/2017	-	-	-	-	6,588	85,446
	05/16/2018	-	-	-	-	13,550	175,744
	02/08/2019	-	-	-	-	35,006	454,028
	Total	-	-	-	-	55,144	715,218

Gregor Garry	02/03/2017	-	-	-	-	2,471	32,049
	05/16/2018	-	-	-	-	3,010	39,040
	02/08/2019	-	-	-	-	11,669	151,347
	Total					17,150	222,436

Thomas Pareigat	01/25/2012	25,000	-	8.50	01/25/2022	-	-
	01/23/2013	10,000	-	10.45	01/23/2023	-	-
	02/03/2017	-	-	-	-	3,294	42,723
	05/16/2018	-	-	-	-	6,022	78,105
	02/08/2019	-	-	-	-	17,503	227,014
	Total	35,000				26,819	347,842

Hugh McFadden	02/03/2017	-	-	-	-	6,588	85,446
	05/16/2018	-	-	-	-	15,057	195,289
	02/08/2019	-	-	-	-	40,840	529,695
	Total	-	-	-	-	62,485	810,430

	Total	421,000	140,104	-	-	298,738	3,874,631

(1)	All options listed vest at a rate of one fourth per year over a period of four years from grant date.
(2)	All stock awards listed vest at a rate of one third per year over three years from grant date, except those issued in 2018 which vest one third each after years one and two, with the balance vesting after eight months.
(3)	Market value is based on the closing market price of the Company's common stock on December 31, 2019, which was $12.97.

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Option Exercises and Stock Vested

The following table provides information for the Company's NEOs regarding stock vested and options exercised in 2019. *

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Damian Kozlowski	128,796	1,149,242
Paul Frenkiel	3,011	29,628
Mark Connolly	13,361	123,437
Gregor Garry	3,975	36,101
Thomas Pareigat	6,305	58,023
Hugh McFadden	14,113	130,837

* No options were exercised in 2019.

Director Compensation Table

The following table provides information concerning the compensation of the Company's non-employee directors for fiscal 2019. Directors who are employees or officers of the Company receive no compensation for their services as members of the Board of Directors or any committees. Each non-employee director receives annual cash compensation of $75,000, paid quarterly. In addition, each non-employee director receives $500 for each meeting of a committee of the Board of Directors he or she attends; the Chairman of the Audit Committee and the Chairman of the Risk Oversight Committee receives $1,500 for each committee meeting attended; and the chairmen of the other committees receive $1,000 for each committee meeting attended. The independent lead director, Michael J. Bradley, receives additional annual cash compensation of $20,000 per annum. As independent lead director, Mr. Bradley serves on the executive, audit, risk and compensation committees, which allows him to provide independent leadership. The Compensation Committee granted equity with a market value at date of grant of $73,800 to independent directors who served for the majority of the year in 2019, to align their interests with other stockholders. The annual cash compensation of $75,000 and individual meeting fees were not increased in 2019 compared to the prior year.

Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)	Total ($)

Walter T. Beach

Michael J. Bradley

John C. Chrystal (1)

Daniel Cohen (2)

Matthew Cohn

John M. Eggemeyer

Hersh Kozlov

William H. Lamb

James J. McEntee

Daniela Mielke (3)

Stephanie Mudick (3)

Mei-Mei Tuan

82,500 109,000 95,000 500,000 79,000 75,000 82,000 77,500 95,500 15,000 14,500 86,500	73,800 73,800 73,800 200,000 73,800 73,800 73,800 73,800 73,800 - - 73,800	- - - - - - - - - - - -	156,300 182,800 168,800 700,000 152,800 148,800 155,800 151,300 169,300 15,000 14,500 160,300

(1)	Mr. Chrystal serves as Vice Chairman.
(2)	Mr. Cohen’s fees and stock awards reflect his compensation as Chairman of the Board and for his role in the management of the capital markets division, which he established. His compensation is comprised of salary of $300,000 per year and, in 2019, of additional cash and stock awards of $200,000 each. The capital markets division originates commercial real estate loans and sells these loans into securitizations or otherwise. Related gains on sale amounted to approximately $24 million in 2019, $21 million in 2018, and

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$18 million in 2017. Additionally, the Company earns interest income on these loans between origination and sale.

(3)	Ms. Mielke and Ms. Mudick were compensated based on the portion of the year for which they served as directors.
(4)	Outstanding restricted stock units and stock options as of December 31, 2019 are as follows. Each director in the table above, except for Ms. Mielke, Ms. Mudick and Mr. Cohen, had 7,500 of restricted stock units outstanding. Mr. Cohen had 35,369 restricted stock units outstanding, while Ms. Mielke and Ms. Mudick, who became directors in August 2019, had no restricted stock units outstanding. Directors Beach, Bradley, Cohn, Lamb and McEntee had 25,000 options, comprised of five 5,000 share grants with exercise prices of $7.81, $9.84, $7.36, $8.50 and $10.45. Mr. Cohen had 45,000, 50,000, 50,000 and 55,000 options outstanding at respective $9.84, $7.36, $8.50 and $7.81 exercise prices. Mr. Chrystal had 5,000 options outstanding with a $10.45 exercise price. Directors Eggemeyer, Kozlov, Tuan, Mielke and Mudick had no options outstanding. The compensation and stock awards to Mr. Eggemeyer are made to Castle Creek Partners VI L.P., the fund with which he is affiliated.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report on Form 10-K"):

1.	the Audit Committee reviewed and discussed the audited financial statements included in the 2019 Annual Report on Form 10-K with the Company's management;

2.	the Audit Committee discussed with the Company's independent registered public accounting firm, Grant Thornton LLP ("Grant Thornton"), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.	the Audit Committee received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton the independence of Grant Thornton; and

4.	based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's 2019 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee of the Board of Directors of the Company has provided this report. This report shall not be deemed to be filed under, nor shall it be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Michael J. Bradley, Chairman

Matthew Cohn

John Chrystal

Stephanie Mudick

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PROPOSAL 3. - APPROVAL OF THE BANCORP, INC. 2020 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, The Bancorp, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our stockholders. By approving the 2020 Equity Incentive Plan, stockholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our stock.

Why We Are Seeking Approval of the 2020 Equity Incentive Plan

•	We Have Limited Capacity to Make Awards under our Existing Equity Plans. We have only 284,143 shares available for grant under The Bancorp, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”). Accordingly, we have no meaningful way to provide tailored equity-based compensation grants to attract, retain and reward qualified personnel and management. Once the 2020 Equity Incentive Plan is approved by our stockholders, we will discontinue making any grants under the 2018 Equity Incentive Plan.

•	Our Competitors Offer Equity-Based Compensation. We believe that most of the institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs. Without the 2020 Equity Incentive Plan, we may be at a significant disadvantage.

•	Required Stockholder Approval. As a NASDAQ Global Select Market listed company, we are required to obtain the approval of our stockholders before implementing an equity compensation plan, such as the 2020 Equity Incentive Plan. For these purposes, the 2020 Equity Incentive Plan must be approved by a majority of the votes cast at the Meeting.

How We Determined the Size and Terms of the 2020 Equity Incentive Plan

When determining the size and terms of the 2020 Equity Incentive Plan, the Board and Compensation Committee considered a number of factors, including: 1) a review of peer compensation, 2) industry practices related to the adoption of equity-incentive plans, 3) applicable regulations related to the adoption of equity-incentive plans, 4) guidance provided by proxy advisory firms regarding equity-based incentive plans, and 5) the size and terms of the 2018 Equity Incentive Plan and awards made thereunder.

Highlights of the 2020 Equity Incentive Plan

•	Minimum Vesting Periods for Awards. Subject to limited exceptions, the 2020 Equity Incentive Plan requires a one-year minimum vesting period for at least ninety-five percent (95%) of all awards, and awards to officers and employees will be subject to a minimum vesting period of two years and nine months and awards to non-employee directors will be subject to a minimum vesting schedule of one year, with the first installment vesting no earlier than the one-year anniversary of the date of grant.

•	Share Reserve. The maximum number of shares of stock, in the aggregate, that may be granted under the 2020 Equity Incentive Plan as stock options, restricted stock and restricted stock units is 3,300,000. As of March 19, 2020 (the latest practicable date before the printing of this proxy statement), the closing price of The Bancorp, Inc.’s common stock, as reported on the Nasdaq, was $4.58.

•	Limits on Grants to Directors, Employees and Consultants. The maximum number of shares of stock, in the aggregate, that may be covered by a stock option, restricted stock award or restricted stock unit granted to any one officer, employee, non-employee director or consultant during any calendar year is 500,000.

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•	Share Counting. The 2020 Equity Incentive Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant.

•	No Single-Trigger Vesting for Time-Based Awards Upon a Change in Control. The 2020 Equity Incentive Plan does not provide for vesting of time-based equity awards based solely on the occurrence of a change in control, without an accompanying job loss. Performance awards will vest, pro-rata, based on the portion of the performance period occurring and at the “target” level, unless the data supports that the performance measures have been achieved at a higher level than “target” as of the date of a change in control, in which case, the award will vest at such higher level.

•	No Dividends Paid on Unvested Restricted Stock Awards (Whether Time-Based or Performance-Based) and Restricted Stock Units. The 2020 Equity Incentive Plan provides that dividends on unvested restricted stock awards (whether subject to time-based or performance-based vesting conditions) will be paid to participants only after the underlying awards become vested and only for dividends declared after the vesting date. In addition, holders of restricted stock units and/or stock options will not be entitled to any dividends or dividend equivalent rights.

•	Awards Subject to Clawback. Awards granted under the 2020 Equity Incentive Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

•	No Repricing. The 2020 Equity Incentive Plan prohibits repricing and exchange of underwater options for cash or shares without stockholder approval.

•	No Cash-Out or Repricing of Underwater Options. Under no circumstances will any underwater stock options be repurchased by the Company without stockholder approval. In addition, neither the Compensation Committee nor the Board of Directors have the authority to reduce the exercise price of a previously granted stock option under the plan through amendment, replacement or exchange for a cash payment in excess of the stock options in-the-money value.

Equity Compensation Plan Information

 If the 2020 Equity Incentive Plan is approved by stockholders, no future equity awards will be granted under the 2018 Equity Incentive Plan. As of December 31, 2019, the status of equity plans is as follows. Please see the “Status of All Equity Plans at March 23, 2020” table below for the current equity compensation plan information.

	RSU's to be issued upon vesting of outstanding grants	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
		(a)	(b)	(c)
1999 Omnibus plan	-	221,000	$9.60	-
2005 Omnibus plan	-	174,000	$7.81	-
Stock option and equity plan of 2011	-	551,500	$8.60	-
Stock option and equity plan of 2013	107,485	300,000	$6.75	-
2018 Equity incentive plan	1,146,442	65,104	$8.57	284,143
Total	1,253,927	1,311,604	$8.24	284,143

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Material Features of the 2020 Equity Incentive Plan

The following is a summary of the material features of the 2020 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2020 Equity Incentive Plan, attached hereto as Appendix A.

Subject to permitted adjustments for certain corporate transactions, the 2020 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 3,300,000 shares of The Bancorp, Inc. (the “Company”) common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options, and non-qualified stock options. Awards may be granted in any combination of incentive and non-qualified stock options, restricted stock awards or restricted stock units and all awards may be granted as either restricted stock awards, restricted stock units or stock options, in the discretion of the Compensation Committee, and all stock options may be granted as incentive stock options.

 The 2020 Equity Incentive Plan will be administered by the members of the Company’s Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the 2020 Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establishing the terms and conditions relating to each award; adopting rules and regulations relating to the 2020 Equity Incentive Plan; and interpreting the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers to another committee of the Board.

 The Committee may grant an award under the 2020 Equity Incentive Plan as an alternative to or replacement of an existing award under the 2020 Equity Incentive Plan or any other plan of the Company or any subsidiary, or as the form of payment for grants or rights earned or due under any other plan or arrangement of the Company or its subsidiaries, including the plan of any entity acquired by the Company or any subsidiary.

Eligibility

Employees and directors of, and consultants to, the Company or its subsidiaries are eligible to receive awards under the 2020 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. As of March 31, 2020, there were 11 non-employee directors, approximately 620 employees and approximately one consultant eligible to receive awards under the 2020 Equity Incentive Plan.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the 2020 Equity Incentive Plan, which will be set forth in an award agreement delivered to each participant. At least 95% of all awards under the 2020 Equity Incentive Plan will be subject to a vesting requirement of at least one year of service following the grant of the award. Awards under the 2020 Equity Incentive Plan will be granted to employees with a minimum vesting schedule of two years and nine months and non-employee directors with a minimum vesting schedule of one year, with the first installment vesting no earlier than the one-year anniversary of the date of grant. The Committee will specify the vesting schedule or conditions of each Award. Awards may be granted in any combination of incentive and non-qualified stock options, restricted stock awards and restricted stock units.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. Under the 2020 Equity Incentive Plan, the exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value, for purposes of the 2020 Equity Incentive Plan, means (i) if the stock is listed on a national securities exchange, the closing sales price on such exchange on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the stock is not listed on a securities exchange, “fair market value” will mean a price determined by the Committee in accordance with Section 422 of the Internal Revenue Code and applicable requirements of Section 409A of the Internal Revenue Code. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

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Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Non-Employee directors may only receive non-qualified stock options under the 2020 Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Committee may from time to time permit, including: (i) by personal, certified or cashier’s check, (ii) by tendering stock of the Company owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, (iv) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option, or (v) by a combination of the foregoing. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the 2020 Equity Incentive Plan or the award agreement. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award but such recipient will not receive dividends or any distributions declared prior to the vesting date of those shares.

Restricted Stock Units. Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no share of common stock is actually issued to the award recipient at the time of grant of a restricted stock unit. Restricted stock unit awards will be paid in shares of our common stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of stock, and are subject to vesting conditions and other restrictions set forth in the 2020 Equity Incentive Plan or the award agreement. Participants have no voting rights with respect to any restricted stock units granted under the 2020 Equity Incentive Plan. Dividends will not be paid on any restricted stock units.

Limitation on Awards under the 2020 Equity Incentive Plan

The maximum number of shares of stock that are available for awards as stock options, restricted stock awards and restricted stock units is 3,300,000. Awards under the 2020 Equity Incentive Plan may be granted in any combination of shares of restricted stock awards, restricted stock units or stock options, in the discretion of the Committee, and all stock options may be granted as incentive stock options.

 The 2020 Equity Incentive Plan does not use liberal share recycling in determining the number of shares available for issuance under the 2020 Equity Incentive Plan. Accordingly, to the extent (i) a stock option is exercised by using an actual or constructive exchange of shares of stock to pay the exercise price, (ii) shares of stock are withheld to satisfy withholding taxes upon exercise or vesting of an award, or (iii) shares are withheld to satisfy the exercise price of stock options in a net settlement, the number of shares of stock available under the 2020 Equity Incentive Plan shall be reduced by the gross number of stock options or stock awards exercised or vested rather than by the net number of shares of stock issued. In addition, shares of stock purchased on the open market with the cash proceeds from the exercise of a stock option will not be added back to the number of shares of stock authorized for grant under the 2020 Equity Incentive Plan.

 In the event of a corporate transaction involving the stock of the Company (including any recapitalization, reclassification, stock split, reverse split, combination or exchange of shares, stock dividend or other distribution payable in capital stock), the number and kind of shares for which grants of stock options, restricted stock, or restricted stock unit awards may be made under the 2020 Equity Incentive Plan will be adjusted proportionately by the Committee. In addition, the number and kind of shares for which grants are outstanding will be adjusted proportionately so that the proportionate interest of the grantee immediately following such event will, to the extent practicable, be the same as immediately before such event. In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, stock options, restricted stock awards and restricted stock units.

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Limitations on Grants to Employees, Directors and Consultants

The maximum number of shares of stock, in the aggregate, that may be subject to stock options, restricted stock units or restricted stock awards granted to any employee, non-employee director or consultant in any calendar year will be 500,000 shares.

Vesting of Awards

The Committee will specify the vesting schedule or conditions of each award. At least 95% of all awards under the 2020 Equity Incentive Plan will be subject to a vesting requirement of at least one year of service following the grant of the award. Awards under the 2020 Equity Incentive Plan will be granted to employees with a minimum vesting schedule of two years and nine months and non-employee directors with a minimum vesting schedule of one year, with the first installment vesting no earlier than the one year anniversary of the date of grant, subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of death, disability, retirement or involuntary termination following a change in control in a manner consistent with the 2020 Equity Incentive Plan.

Change in Control

Unless otherwise stated in an award agreement, upon the involuntary termination by the Company or subsidiary (other than termination for cause) or the termination of employment by a participant for good reason following a change in control, all outstanding options then held by a participant will become fully exercisable and all restricted stock awards and restricted stock units, which are subject to time-based vesting, will be fully earned and vested. In the event of a change in control, any performance measure attached to an award shall vest, pro-rata, based on the portion of the performance period occurring and at the “target” level, unless the data supports that the performance measures have been achieved at a higher level than target as of the effective date of the change in control, in which case, the award will vest at such higher level. For the purposes of the 2020 Equity Incentive Plan, a change in control occurs when (a) the Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation; (b) any person or persons acting in concert has or have become the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that this clause (b) will not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities; (c) during any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period will be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation will be deemed to have also been a director at the beginning of such period; or (d) the Company or the Bank sells to a third party all or substantially all of its assets. Notwithstanding the foregoing, in the event that an award constitutes Deferred Compensation (as defined in the 2020 Equity Incentive Plan), and the settlement of, or distribution of benefits under, such award is to be triggered solely by a change in control, then with respect to such award, a change in control will be defined as required under Code Section 409A, as in effect at the time of such transaction.

Forfeiture

The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon certain events, including termination of employment for cause; termination of the provision of services to the Company or any subsidiary; any violation of material Company or subsidiary policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the participant; or any other conduct that is detrimental to the business or reputation of the Company or any subsidiary.

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 If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the 2020 Equity Incentive Plan are subject to any clawback policy adopted by the Board of Directors from time to time.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the 2020 Equity Incentive Plan or any award granted under the 2020 Equity Incentive Plan, provided that, except as provided in the 2020 Equity Incentive Plan, no amendment or termination may cause the repricing of a stock option or adversely impair the rights of a participant or beneficiary under an award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the 2020 Equity Incentive Plan to materially increase the benefits accruing to participants under the 2020 Equity Incentive Plan, materially increase the aggregate number of securities that may be issued under the 2020 Equity Incentive Plan (other than as provided in the 2020 Equity Incentive Plan), or materially modify the requirements for participation in the 2020 Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Committee may amend the 2020 Equity Incentive Plan or any award agreement, to take effect retroactively or otherwise, for the purpose of conforming the 2020 Equity Incentive Plan or the award agreement to current or future law, or avoiding an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the 2020 Equity Incentive Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of The Company.

Duration of Plan

The 2020 Equity Incentive Plan will become effective upon approval by the stockholders at the Meeting. The 2020 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no award may be granted under the 2020 Equity Incentive Plan after the day immediately preceding the ten-year anniversary of the effective date of the 2020 Equity Incentive Plan. The Board of Directors may terminate the 2020 Equity Incentive Plan at any time, provided that any termination of the 2020 Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2020 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

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The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

 If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

 If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, the Company will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the 2020 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

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Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2020 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2020 Equity Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under FASB ASC Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period on the grant date fair value of stock options and other equity-based compensation such as restricted stock and restricted stock units.

Awards to be Granted

The Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees, non-employee directors and consultants. At the present time, no specific determination has been made as to the grant or allocation of awards.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of The Bancorp, Inc. 2020 Equity Incentive Plan.

Stock options which have been granted, and which may be exercised in the future, and restricted stock units which have been granted but have not yet vested, are shown in the following table.

	Status of All Equity Plans at March 23, 2020
	Number of Shares	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Years)
Currently available for future issuance*	284,143
Stock options outstanding	1,262,604	8.22	2.99
Restricted stock units not yet vested	842,889

* Upon adoption of the proposed 2020 Equity Incentive Plan, no further issuances from prior plans will be made.

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PROPOSAL 4. APPROVAL OF ACCOUNTANTS

The Board of Directors unanimously recommends that the stockholders approve the selection of Grant Thornton LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2019. Representatives of Grant Thornton are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

 The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company's last two fiscal years.

 Audit Fees

	2019	2018
Audit Fees (1)	$820,627	$809,068
Audit – Related Fees	25,521	24,989

Tax Fees (2)	97,930	115,932

Total	$944,078	$949,989

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company's consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.
(2)	Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning in 2019 and 2018.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in rule 2-01(c)(7)(i)(C) under the Exchange Act are met. None of the audit-related and tax services described above were subject to this Rule and the approval procedures set forth therein. All services provided to the Company by Grant Thornton in 2019 and 2018 were pre-approved by the Audit Committee.

 The Board of Directors unanimously recommends a vote "FOR" the selection of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.

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OTHER MATTERS

 As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the Meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

 Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

 STOCKHOLDER PROPOSALS AND NOMINATIONS

 Rule 14a-8 the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder's proposal to be included in a public company's proxy materials.  Proposals submitted for inclusion in the Company's proxy statement for its 2021 annual meeting of stockholders must be received by the Company's Secretary on or before the close of business December 12, 2020. Additionally, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on a stockholder proposal received before February 25, 2021, if we briefly describe the matter in the proxy statement and how management's proxy holders intend to vote on it, or if the stockholder does not comply with the requirements of Rule 14a-4(c) (2) under the Exchange Act.

 Stockholders who wish to submit their recommendations for director candidates to the Nominating and Governance Committee should send their written recommendation to the Company's executive offices, The Bancorp, Inc., and Attention: Nominating and Governance Committee Chairman, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. These stockholders must represent that they are stockholders of the Company and will remain so through the date of the relevant annual meeting of stockholders of the Company and include the written consent of the person so recommended to serve as a director if nominated and elected and to provide such information as the Nominating and the Governance Committee may request, as well as a description of the nominee's background and qualifications. All stockholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the annual meeting of stockholders to be held in 2021, if submitted as described above by December 12, 2020.

STOCKHOLDER OUtrEACH

We seek to actively engage with our stockholders. We recognize the benefits that come from this interaction. We engage with stockholders throughout the year to:

✓	Provide visibility and transparency into our business, our performance and our governance practices: The metrics and other targets utilized by the Company and Compensation Committee to assess performance and determine incentive compensation are at: http://investors.thebancorp.com/Presentations
✓	Discuss with our stockholders the issues that are important to them, hear their expectations for us, and share our views: The Company’s Chief Executive Officer and Chief Financial Officer host quarterly phone calls in which all stockholders may participate, and which includes a question and answer session.

✓	Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices: As a result of a 70% approval for the advisory vote on compensation taken at the Company’s annual meeting held in 2019, executive management reached out to stockholders on that topic. The Chief Financial Officer and Chief Executive Officer are the Company’s primary representatives who meet with investors. The Chief Financial Officer addresses outreach relating to CEO compensation. In 2019, these officers met with stockholders owning over 50% of the Company’s stock.

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A chart detailing the specific stockholder recommendations made and corresponding steps to implement pay for performance and other governance, is presented in “Determination of Compensation Amounts.”

How We Engage

In addition to quarterly phone calls in which all stockholders may participate, we provide institutional investors with many opportunities and events to provide feedback to our Board and senior management. We participate in:

✓	Formal events
✓	One-on-one sessions
✓	Group meetings throughout the year

The Company's Board of Directors and management value direct interaction and communication with stockholders. The Company encourages stockholders to contact it at any time to discuss compensation and any other topics of importance to them. The Chief Executive Officer and Chief Financial Officer are the primary Company officers who meet with stockholders and their representatives. Other officers are also made available as requested by stockholders.  In 2019, senior management held more than 50 meetings and conference calls with most of the Company's major stockholders.  Although some investors have a policy of not meeting directly with management, management was successful in speaking directly with stockholders holding, in total, more than 50% of the Company's outstanding common stock. The Company uses these meetings to obtain feedback from its stockholders about areas important to them; including the Company's business model, performance, corporate governance, compensation practices and other investor topics. In engagement with stockholders of the Company, the 70% affirmative say-on-pay votes in 2019 was discussed. The Company also reached out to stockholders which did not cast affirmative votes. After consideration of stockholder input, the compensation committee further restructured CEO compensation to “pay for performance,” as more fully described elsewhere in this proxy statement.

Based upon continuing stockholder engagement throughout the year, we believe there is a more positive view of executive compensation resulting from improvement in 2019 quarterly and annual results. The Company maintains a stockholder relations department headed by Andres Viroslav, and the Company encourages you to call either him at 215.861.7990 or its Corporate Secretary and Chief Financial Officer, Paul Frenkiel at 302.385.5122 for your feedback and financially-related or other questions.

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Appendix A

THE BANCORP, INC.

2020 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1      Purpose, Effective Date and Term.  The purpose of The Bancorp, Inc. 2020 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of The Bancorp, Inc. (the “Company”), and its Subsidiaries, including The Bancorp Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable stockholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of this Plan, no further awards shall be granted under The Bancorp, Inc. 2018 Equity Incentive Plan, which shall remain in existence solely for the purpose of administering outstanding grants.

Section 1.2     Administration.  The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), in accordance with Section 5.1.

Section 1.3     Participation.  Each Employee, Consultant or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards shall be limited to Employees, Consultants and Directors of the Company or any Subsidiary.

Section 1.4     Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1     General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)        Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

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(b)        Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c)        Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

Section 2.2     Stock Options.

(a)        Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall specify (i) the number of Stock Options covered by the Award; (ii) the date of grant of the Stock Option; (iii) the vesting period or conditions to vesting; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe.

(b)        Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)       Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Options which were granted under the Plan be repurchased by the Company without shareholder approval.

(d)        No Dividends. No dividends or Dividend Equivalent Rights shall be paid on Stock Options.

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Section 2.3     Restricted Stock Awards.

(a)        Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with The Bancorp, Inc. dated [Date], made pursuant to the terms of The Bancorp, Inc. 2020 Equity Incentive Plan, copies of which are on file at the executive offices of The Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)        Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)        No Dividends. No dividends shall be paid with respect to any Restricted Stock Awards (whether subject to time-based or performance-based vesting conditions) unless and until the Participant vests in the Restricted Stock Award and only for dividends declared after the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall not vest, accrue or be paid. Only dividends declared after the vesting date will be paid.

(ii)        Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and the voting rights shall be exercised by the Participant in his or her discretion.

(iii)        Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

(iv)       The Committee may, in connection with the grant of Restricted Stock Awards, condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

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Section 2.4     Restricted Stock Units.

(a)       Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall specify (i)  the number of Restricted Stock Units covered by the Award; (ii)  the date of grant of the Restricted Stock Units; (iii)  the restriction period (or vesting period) or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services, as the Committee may, in its discretion, prescribe. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)       Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)        A Restricted Stock Unit shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose any conditions and/or restrictions on any Restricted Stock Unit granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit and time-based restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)        The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest.

(iii)        Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)        No Voting Rights and No Dividends. A Participant shall have no voting rights with respect to any Restricted Stock Units. No dividends or Dividend Equivalent Rights shall be paid on Restricted Stock Units.

Section 2.5     [Reserved].

Section 2.6     Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Awards under the Plan shall be granted to Employees with a minimum vesting schedule of two years and nine months and non-Employee Directors with a minimum vesting schedule of one year, with the first installment vesting no earlier than the one-year anniversary of the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability, Retirement or Involuntary Termination following a Change in Control). Notwithstanding anything to the contrary herein, except to the extent specified in Section 4.1(c), at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award.

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Section 2.7     Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8     Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.9     Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)       Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)       In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)       Upon Termination of Service for reason of Retirement, Disability or death: (i) vested Stock Options shall remain exercisable for a period of one (1) year from the date of Retirement, Disability, or death, or if sooner, until the expiration of the Stock Option term, (ii) all Stock Options, Restricted Stock Awards and Restricted Stock Units shall, to the extent not fully vested, become one-hundred percent (100%) vested on the one year anniversary of the date of Termination of Service (since the one year vesting period coincides with the one year permitted exercise period, notice of exercise shall be provided prior to the expiration of the one year period following termination, with exercise permitted immediately after the one year period) provided that no Stock Option will become vested after the expiration of its term,; (iii) provided, further, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service.

(d) Upon Termination of Service for reason of Disability or death, Restricted Stock Awards that are subject to the satisfaction of specific performance measures shall vest at the date of death or Disability, based on the period of the Participant’s active employment and assuming achievement of the performance measures at the target level.

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(e)       Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(f)       Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

(g)       Notwithstanding the foregoing, for so long as the Bank may be designated as being in troubled condition by its primary Federal banking regulator, no Awards under this Plan that would be subject to 12 C.F.R. Part 359 shall be granted without the prior approval of the Company’s primary Federal banking regulator with the concurrence of the Federal Deposit Insurance Corporation.

ARTICLE 3 - Shares Subject to Plan

Section 3.1     Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2     Share Limitations.

(a)       Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 3,300,000 shares of Stock. Subject to the limitations in Section 3.2(b), Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)       Prohibition on Liberal Share Recycling. For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of shares of Stock issued rather than by the net number of shares of Stock issued. In addition, Stock purchased on the open market with the cash proceeds from the exercise of Stock Options under the Plan will not be added to the number of shares of Stock authorized for grant under Section 3.2(a) and will not be available for future grants of Awards under the Plan.

Section 3.3     Limitations on Grants to Individuals and Directors or Consultants.

(a)       The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option, Restricted Stock Award or Restricted Stock Unit granted to any one Employee, non-Employee Director or Consultant pursuant to Section 3.2 during any calendar year shall be 500,000.

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(b)       The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4     Corporate Transactions.

(a)       General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)       Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options, Restricted Stock Awards and Restricted Stock Units, respectively, granted under the Plan which remain outstanding shall be converted into Stock Options, Restricted Stock Awards and Restricted Stock Units, as applicable, to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units, as applicable, under this Plan and reflecting the same economic benefit (for Stock Options, as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units, as applicable, be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange: (i) for Stock Options, a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder, and (ii) for Restricted Stock Awards and Restricted Stock Units, as applicable, a cash payment per share of Stock equal to the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization.

Section 3.5     Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)       Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

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(b)       Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONtrOL

Section 4.1     Consequence of a Change in Control. Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control or severance agreement entered into by and between the Company and/or the Bank and an Employee:

(a)        At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following such Involuntary Termination. To the extent not specified herein or in the Award Agreement, the Committee shall have the discretion to determine the treatment of outstanding unvested Awards, provided, however, that any such Awards will be deemed earned and shall vest if not assumed by a successor entity.

(b)       At the time of an Involuntary Termination at or following Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)       In the event of a Change in Control, any performance measure attached to an Award under the Plan shall vest, pro-rata, based on the portion of the performance period occurring and at the “target” level, unless the data supports that the performance measures have been achieved at a higher level than target as of the effective date of the Change in Control, in which case, the Award will vest at such higher level.

(d)       Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards: the Committee may (i) determine that outstanding Stock Options shall accelerate and become exercisable, in whole or in part, upon the Change in Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Restricted Stock Awards or Restricted Stock Units shall lapse, in whole or in part, upon the Change in Control or upon such other event as the Committee determines, (iii) determine that Participants holding Restricted Stock Units or Dividend Equivalent Rights shall receive a payment in settlement of such Restricted Stock Units or Dividend Equivalent Rights in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Stock Options in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Stock Options exceeds the Exercise Price of the Stock Options, or (v) after giving Participants an opportunity to exercise their outstanding Stock Options, terminate any or all unexercised Stock Options at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions. Additionally, the Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee, as permitted or required by applicable law.

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Section 4.2     Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)       Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)       Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, that this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)       Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d)       Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1     Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable list of standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2     Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a)        The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors and consultants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award (subject to the restrictions imposed by Section 2.6 hereof) or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

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(b)       The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)       The Committee will have the authority to define terms not otherwise defined herein.

(d)       Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)       In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(f)       The Committee will have the authority to (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3     Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board the authority to grant Awards under the Plan; or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4     Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

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Section 5.5     Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of theCommittee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1     General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4; or (iii) materially modify the requirements for participation in the Plan, unless the amendment under (i), (ii) or (iii) above is approved by the Company’s stockholders.

Section 6.2     Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1     No Implied Rights.

(a)       No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)       No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment or service, and selection as a Participant will not give any Participant the right to be retained in the employ of, or provide services to, the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)       No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

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Section 7.2     Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer within the meaning of this subparagraph (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3     Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4     Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5     Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6     Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7     Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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Section 7.8      Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor required for federal, state and local tax withholding by (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the tax withholding in an amount up to a Participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements at the Participant’s highest marginal tax rate.

Section 7.9       Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10      Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11      Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12     No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

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Section 7.13     Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Delaware, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14     Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15     Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16     Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)       in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)       in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)       in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17     Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18     Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

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Section 7.19     Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20     Clawback Policy. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

ARTICLE 8 - DEFINED TERMS; CONStrUCTION

Section 8.1     In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)       “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)       “Award” means any Stock Option, Restricted Stock or Restricted Stock Unit or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)       “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. The document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)       “Board” means the Board of Directors of the Company.

(e)       If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f)       “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)       “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

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(h)      “Consultant” means a non-Employee that performs bona fide services for the Company, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for the Company’s securities.

(i)       [Reserved].

(j)       “Director” means (i) a member of the board of directors of the Company or a Subsidiary; or (ii) a member of an advisory board to the board of directors of the Company or Subsidiary.

(k)       If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan, or in the absence of a long-term disability plan, in accordance with Code Section 409A. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(l)       “Disinterested Board Member” means a member of the Board who (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(m)       “Dividend Equivalent Rights” means the right to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

(n)        “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o)       “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(p)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(q)       “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(r)       “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

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(s)        A termination of employment by an Employee shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)        a material diminution in the Participant’s base compensation;

(ii)       a material diminution in the Participant’s authority, duties or responsibilities;

(iii)      a change in the geographic location at which the Participant must perform his duties that is more than twenty-five (25) miles from the location of the Participant’s principal workplace on the date of this Plan; or

(iv)      in the event a Participant is a party to an employment, change in control or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(t)       “Immediate Family Member” means with respect to any Participant (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(u)       “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(v)       “ISO” has the meaning ascribed to it in Section 2.1(a).

(w)        “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(x)       “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(y)       [Reserved].

(z)       “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(aa)     “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(bb)     “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

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(cc)     “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the board of directors under the charter, or if there are no age limitations for serving as a Director, then age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the board(s) of directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such board(s) of directors of the non-Employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.

(dd)      “SEC” means the United States Securities and Exchange Commission.

(ee)       “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff)        “Service” means service as an Employee, Consultant or non-Employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(gg)      “Stock” means the common stock of the Company, $1.00 par value per share.

(hh)      “Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

(ii)        “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(jj)       “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)       The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)       The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)       If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

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(iv)       Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company or Subsidiary and the Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v)       With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(kk)       “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2     In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)       actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)       references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)       in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)       references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)       “indications of time of day mean Eastern Time;

(f)       “including” means “including, but not limited to”;

(g)       all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

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(h)       all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)       the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)       any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)       all accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles.

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 ANNUAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.

May 14, 2020

PROXY VOTING INStrUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.	COMPANY NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at -http://investors.thebancorp.com/CustomPage/Index?KeyGenPage=203269

\/    Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.   \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of Directors					FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN	William H. Lamb	☐	☐	☐
Daniel G. Cohen	☐	☐	☐	James J. McEntee lll	☐	☐	☐
Damian Kozlowski	☐	☐	☐	Daniela A. Mielke	☐	☐	☐

Walter T. Beach	☐	☐	☐	Stephanie B. Mudick	☐	☐	☐

Michael J. Bradley	☐	☐	☐	Mei-Mei Tuan	☐	☐	☐
John C. Chrystal	☐	☐	☐	2. Proposal to approve a non-binding advisory vote on the Company's compensation program	☐	☐	☐
Matthew Cohn	☐	☐	☐	for its named executive officers.
John Eggemeyer	☐	☐	☐	3. Proposal to approve The Bancorp, Inc. 2020 Equity Incentive Plan.	☐	☐	☐
Hersh Kozlov	☐	☐	☐
				4. Proposal to approve the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2020.	☐	☐	☐

5.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposals 2, 3, 4 and 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE BANCORP, INC.

May 14, 2020

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://investors.thebancorp.com/CustomPage/Index?KeyGenPage=203269

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.   \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of Directors					FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN	William H. Lamb	☐	☐	☐
Daniel G. Cohen	☐	☐	☐	James J. McEntee lll	☐	☐	☐
Damian Kozlowski	☐	☐	☐	Daniela A. Mielke	☐	☐	☐

Walter T. Beach	☐	☐	☐	Stephanie B. Mudick	☐	☐	☐

Michael J. Bradley	☐	☐	☐	Mei-Mei Tuan	☐	☐	☐
John C. Chrystal	☐	☐	☐	2. Proposal to approve a non-binding advisory vote on the Company's compensation program	☐	☐	☐
Matthew Cohn	☐	☐	☐	for its named executive officers.
John Eggemeyer	☐	☐	☐	3. Proposal to approve The Bancorp, Inc. 2020 Equity Incentive Plan.	☐	☐	☐
Hersh Kozlov	☐	☐	☐
				4. Proposal to approve the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2020.	☐	☐	☐

5.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposals 2, 3, 4 and 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE BANCORP , INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Damian M. Kozlowski and Paul Frenkiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Common Shares of The Bancorp, Inc. held of record by the undersigned on March 23, 2020, at the Annual Meeting of Stockholders to be held at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, on May 14, 2020, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)